Exhibit 10-13

M.V. TILLIKUM RENOVATION

CONTRACT NO. 00-4173

INTRODUCTION

  THIS CONTRACT (the "Contract") is made and entered into as of this 10th day of May, 1993, between Todd Pacific Shipyards Corporation (the "Contractor"), a corporation authorized to do business in the State of Washington with its principal place of business located at 1801-16th Avenue SW, Seattle, Washington 98134 and the State of Washington Department of Transportation, Marine Division, operator of Washington State Ferries (said Division referred to herein as "WSF") with the headquarters offices located at Coleman Dock/Pier 52, 801 Alaskan Way, Seattle, Washington 98104-1487.

  WHEREAS, WSF desires to contract for the renovation of the auto ferry M.V. TILLIKUM Official Number 278437 (the "Vessel" or
"Ship"); and

  WHEREAS, the Contractor desires and is willing to renovate the Vessel in compliance with the Contract Documents; and

  WHEREAS, WSF agrees to pay for such renovation in accordance with and subject to the terms contained herein;

  NOW, THEREFORE, in consideration of the mutual and dependent covenants contained herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, WSF and Contractor agree as follows:

1.  DEFINITIONS, ABBREVIATIONS AND INTERPRETATION OF TERMS

  The following definitions, abbreviations and interpretations are meant to assist the review of this Contract. In the event of any instance where there is an irreconcilable inconsistency between the definitions and abbreviations set forth in this
Article I and the use of said terms elsewhere in the Contract Documents, then in that instance, but only in that instance, the use of such definition, abbreviation or interpretation elsewhere in the Contract Documents shall govern. Provisions contained in Exhibits which are incorporated into the Contract may use different defined terms than those used in the Contract itself.

1.1.  Definitions

  1.1.1. Addenda shall mean those documents identified as Addenda [Nos. I - 14] issued by WSF through the date hereof as supplements to the material entitled "M.V. Tillikum Bid Package", but only to the extent that such Addenda supplement, modify or interpret other Contract Documents.

  1.1.2. Assistant Secretary shall mean the Assistant Secretary for Marine Transportation of the State.

  1.1.3. Authoritative Agencies shall mean, with respect to any particular aspect of the Contract Work, any governmental or quasi-governmental agency including, but not limited to, the USCG and ABS (i) whose approval must be obtained; (ii) which has promulgated relevant Regulations; or (iii) which in any other manner has authority with respect thereto.

  1.1.4. Bid shall mean the offer of the Contractor submitted on the prescribed Bid Form for M.V. Tillikum Renovation Washington
State Ferries Contract No. 00-4173, which offer has been accepted by WSF.

  1.1.5. Bid Documents shall mean all pre qualification and bid information, instruments or documents, which were provided or submitted by the Contractor to WSF to enable the Contractor to have the Bid accepted by WSF.

  1.1.6. Bid Package shall mean that package of information released by WSF on January 25, 1993 entitled "M.V. Tillikum
Renovation, Bid Package, Contract 00-4173".

  1.1.7.  Change Order shall mean a written order issued on WSDOT
Form No. 421-003M in accordance with the procedures set forth in
Section 12.3.

  1.1.8.  Change Order Work shall have the meaning set forth in
Section 12.1.

  1.1.9. Completion Dates (a) Substantial Completion Date is the day the WSF Representative determines that WSF has full and unrestricted use and benefit of the Vessel, from both the operational and safety standpoints, with only minor incidental work or correction or repair remaining for physical completion of the Contract Work.

   (b) Physical Completion Date is the day all work is physically completed on the project. All documentation, required by the Contract and required by law, does not necessarily need to be furnished by the Contractor by this date. The WSF
Representative will give the Contractor written notice of the Physical Completion Date. Such notice shall not imply WSF acceptance of the Contract Work.

   (c) Completion Date is the day all of the Contract Work, including all non-physical Contract Work, is completed. The WSF Representative will give the Contractor written notice of the Completion Date. Such notice shall not imply WSF acceptance of the Contract Work or the Contract.

  1.1.10.  Commission or Washington State Transportation
Commission shall mean the appointive body having authority over State transportation matters as provided by law.

  1.1.11. Contract shall have the meaning set forth, in the Introduction paragraph of this Contract.

  1.1.12. Contract Documents consist of the Contract with the listed three (3) Exhibits attached thereto, the Specifications, the Drawings, the Addenda, the Bid Documents, WSF approved
Prequalification Commitments of the Contractor, Work
Authorization Records, Change Orders, and duly executed
Amendments to the Contract.

  1.1.13. Contract Drawings or Contract Plans are used interchangeably and are those documents or drawings provided by WSF and identified as such in the Specifications, which illustrate design features of the Vessel from which no departure in the development of Working Drawings is permitted, unless such departure is specifically authorized in writing by WSF.

  1.1.14. Contract Guidance Drawings are those drawings identified as such in the Specifications, which illustrate certain design features of the Vessel. They include such things as plan, elevation, and section views; diagrams and sketches; proposed arrangements and details; estimated bills of material and symbols. These drawings do not necessarily depict, nor is it intended that they depict, all features and details of the systems or structures to which they relate. Contract Guidance Drawings serve the purpose of providing information which, when utilized in conjunction with the applicable requirements of the Specifications, will assist in design development of the Working Drawings. Deviation from the Contract Guidance Drawings is permitted, providing that the intent and direction of the
Contract Documents is fulfilled.   WSF must be notified, in
writing, of each intended deviation prior to or when submitting
Working Drawings.

  1.1.15. Contract Security is the form of security furnished by the Contractor in compliance with Article 28.

  1.1.16. Contractor shall have the meaning set forth in the Introduction paragraph of this Contract.

  1.1.17. Contractor's Representatives shall mean those individuals who have authority to make final decisions on behalf of the Contractor. An individual is only a Contractor's Representative to the extent of the scope of his authority. Each Contractor's Representative shall have such power as is set forth in the written appointment. Reference to the "Contractor's Representative" for a particular aspect of the Contract Work shall mean the appropriate Contractor's Representative charged with responsibility for such matters in the written appointment.

  1.1.18.  Contract Time shall mean the time between the Delivery
Date and the Redelivery Date as adjusted from time to time in accordance with the Contract.

  1.1.19.  Contract Work shall have the meaning set forth in
Section 2.1.

  1.1.20.  Correction Period shall have the meaning set forth in
Section 21.1.

  1.1.21. COTF (Change Order To Follow) Order shall have the meaning set forth in Section 12.2.3.1.

  1.1.22.  COTF Period shall have the meaning set forth in
Section 12.2.3.1

  1.1.23. Definite Work Price shall have the meaning set forth in Section 6.1.

  1.1.24.  Deleted Work shall have the meaning set forth in
Section 12.4.1.

  1.1.25.  Delivery Date shall mean June 3, 1993.

  1.1.26.  Department or Washington State Department of
Transportation shall mean the Agency authorized by the laws and regulations of the State to administer transportation related work.

  1.1.27. Diagrammatic Drawings shall mean any Contractor-prepared Working Drawing which represents piping, ventilation, and electrical systems which indicate the relative functionally and spatially correct, location of valves and fittings, branches, and equipment which can be used as a guide to arrangement and detail drawings. They contain complete information such as pump and motor size and capacity; pipe, duct, or wire size; flow direction, velocity and pressure, voltage and ampere rating, pressure drops and other design criteria which will identify major equipment and components, function and operating characteristics, including all control and alarm settings.

  1.1.28.  Drawings shall mean the Contract Drawings/Contract
Plans, Original Drawings, Contract Guidance Drawings, and
Illustrative Drawings. The term "Drawings" does not include the Working Drawings.

  1.1.29. Drydock shall mean the Contractor's drydock located at the Shipyard or such other drydock as WSF may approve in writing.

  1.1.30. Eagle Harbor shall mean the WSF maintenance facility located on Bainbridge Island, Washington.

  1.1.31.  Events of Default shall have the meaning set forth in
Section 22.1.

  1.1.32. Final Acceptance of the Contract Work by WSF is accomplished by the signature of the WSF Representative on a properly executed and forwarded Final Contract Voucher
Certificate (WSDOT Form #134-146). The date of Final Acceptance is indicated on the form by the final approving WSF
Representative and may not precede the Completion Date.

  1.1.33. Final Contract Voucher Certificate shall have the meaning set forth in Section 6.7.

  1.1.34. Government shall mean the United States of America acting by and through its cabinet secretaries and departments as noted in the Contract Documents.

  1.1.35. Illustrative Drawings are drawings which illustrate how similar elements of the Contract Work was done on other Washington State ferries and are made available for guidance and information in developing details of the Contract Work. The Contractor is not required to perform the Contract Work in the manner set forth in the Illustrative Drawings.

  1.1.36. Indefinite Quantity Progress Estimate shall have the meaning set forth in Section 13.8.3.

  1.1.37. Indefinite Quantity Progress Payment shall have the meaning set forth in Section 13.8.1.

  1.1.38. Indefinite Quantity Work shall have the meaning set forth in Section 13.1.

  1.1.39. Initial Price shall be the price identified in the Bid as the "Total Contract Bid Price for the Award".

  1.1.40. Original Drawings are drawings of WCN&S and PSB&D for original construction of the Vessel which may be reviewed by the Contractor for information only. WSF makes no representation as to their rehabitability, accuracy, or relevance.

  1.1.41. Owner Furnished Equipment or OFE shall mean equipment identified on the Contract Documents a being provided by WSF.

  1.1.42. Price/Time Proposal shall have the meeting set forth in Section 12.2. 1.

  1.1.43.  Progress Estimates shall have the meaning set forth in
Section 6.3.

  1.1.44. Progress Payments shall mean monthly payments made in accordance with the terms of Article 6 subject to the terms set forth therein.

  1.1.45. Project Engineer shall mean the individual identified by WSF as the Vessel's project engineer.

  1.1.46. Quality Assurance Program (QA-P) shall mean the quality assurance program described in Article 10.

  1.1.47. Redelivery shall mean return of possession of the Vessel to WSF in a complete, seaworthy, full operational condition, fit to perform its intended services and with an of the Contract Work performed (provided that Redelivery may occur under such other circumstances as may be acceptable to WSF under the terms of Article 17 hereof). Redelivery is part of the Contract Work. Redelivery will normally not occur prior to the Substantial Completion Date.

  1.1.48. Redelivery Date shall mean April 7, 1994 as may be modified by Articles 12, 13, 14, 15 and 19.

  1.1.49.  Regulations shall mean collectively all applicable
Federal, State and local laws, ordinances and regulations.

  1.1.50. Retainage shall mean a 5% withholding from each Progress Payment, Indefinite Quantity Progress Payment and each payment for Change Order Work pursuant to RCW 60.28.01 1.

  1.1.51.  Schedules shall mean those schedules identified in
Article 8.

  1.1.52. Secretary or Secretary of Transportation shall mean the Secretary of Transportation of the State of Washington and such agents as are authorized to act in his behalf.

  1.1.53. Shipyard shall mean Todd Pacific Shipyards Corporation which is the location where the Contract Work is to be performed or at such other location as WSF may approve in writing.

  1.1.54.  Specifications shall mean the M.V. TILLIKUM Renovation
Technical Specifications, a List of Known Hazardous Materials, and Technical Data.

  1.1.55. State shall mean the State of Washington, acting by and through the Department or the duly authorized representative as designated in writing by the Secretary.

  1.1.56. Superintendent shall be a person appointed by the Contractor, which appointment shall be deemed to be the Contractor's warranty that such person is familiar with and capable of understanding the Contract Documents and is able to supervise performance of the Contract Work. The Superintendent shall have full authority to represent, act for, and make binding decisions on behalf of the Contractor.

  1.1.57. Subcontractor shall mean an entity to which the Contractor subcontracts part of the Contract Work pursuant to the terms of Article 25.

  1.1.58. Surety shall mean any surety or bond company, or owner of alternate security, that is responsible for any portion of the Contract Security; or is bound with the Contractor and/or WSF to ensure performance of the Contract, payment of all obligations pertaining to the Contract Work, and fulfillment of such other conditions as are specified in the Contract, or as otherwise required by law.

  1.1.59. Termination Claim shall mean the claim presented by the Contractor pursuant to the terms of Article 23.

  1.1.60. Total Contract Price shall mean the Initial Price as adjusted from time to time pursuant to the terms of this Contract.

  1.1.61. Vessel or Ship are interchangeable throughout the Contract Documents and are as defined in the First Whereas
Clause.

  1.1.62. WATF (Work Authorization To Follow) Order shall have the meaning set forth in Section 13.5.

  1.1.63.  WATF Period shall have the meaning set forth in
Section 13.5.

  1.1.64. Warranty Deficiencies shall have the meaning set forth in Section 2 1.1.

  1.1.65. Weighted Factor shall mean a value assigned to a work breakdown item in accordance with Section 6.3 which represents the item's percentage of the total Contract Work other than Indefinite Quantity Work and Change Order Work. The sum of all the Weighted Factors shall equal one-hundred percent (100%).

  1.1.66. Work Authorization Record shall have the meaning set forth in Section 13.3.

  1.1.67. Working Drawings shall mean all of the Contractor prepared construction drawings, calculations, and sketches which are necessary to accomplish the Contract Work, to demonstrate intended compliance with the Contract Documents, to satisfy the requirements of the Authoritative Agencies and to be used by WSF for repair and maintenance. They shall consist of all drawings and sketches prepared by or for the Contractor associated with the Contract Work other than the Drawings. They shall include system diagrammatics, arrangements and details; structure and design analysis and calculations; documents dealing with fabrications, installation of machinery and equipment; material lists; and final as built Drawings. Additional requirements are contained in the Contract Documents.

  1.1.68. WSF shall have the meaning set forth in the Introduction paragraph of this Contract.

  1.1.69.  WSF Expense shall have the meaning set forth in
Section 22.3.

  1.1.70. WSF Representative or State's Representative shall refer to the Vessel's Project Engineer and/or other authorized appointee(s), who shall be so designated by WSF in writing. Each WSF Representative shall have such power as is set forth in the written appointment. Reference to the "WSF Representative" for a particular aspect of the Contract Work shall mean the appropriate WSF Representative charged with responsibility for such matters in the written appointment.

  1.1.71. Additional definitions relating to among other things, Affirmative Action and Minority and Women-Owned and Disadvantaged
Business Enterprises are contained in the appropriate portions of the Contract Documents.

1.2.  Abbreviations

  1.2.1. Associations and Miscellaneous

  The following abbreviations shall have the meanings set forth next to them when used in the Contract Documents:

    ACM     Asbestos Containing Materials
    ABS     American Bureau of Shipping
    AISI    American Iron and Steel Institute
    ANSI    American National Standards Institute
    ANST    American Society for Nondestructive Testing
    ASTM    American Society for Testing and Materials
    ASME    American Society of Mechanical Engineers
    ASHRAE  American Society of Heating, Refrigeration, and
            Air Conditioning Engineers
    AWS     American Welding Society
    CFR     Code of Federal Regulations
    DBE     Disadvantaged Business Enterprise
    DOLI    Department of Labor and Industries
    DOT     United States Department of Transportation
    EES     Electrical Engineering Schedule
    EOS     Engineers Operating Station
    EPA     Environmental Protection Agency
    FCC     Federal Communications Commission
    FHWA    Federal Highway Administration
    FTA     Federal Transit Administration
    IEEE    Institute of Electrical and
            Electronics Engineers
    ISO     Intentional Standards Organization
    LCP     Lead Containing Paint
    MARAD   Maritime Administration, Department of
            Transportation
    MBE     Minority Business Enterprise
    MCS     Material Control Schedule
    MPS     Master Plan Schedule
    MRS     Master Renovation Schedule
    MSS     Manufacturers Standardization Society of the Valve
            & Fittings Industry
    NAS     National Aerospace Standards
    NEC     National Electrical Code
    NEMA    National Electrical Manufacturers
            Association
    NPT     National Standard Taper Pipe Thread
    NVIC    Navigation and Vessel Inspection
            Circular
    OFE     Owner Furnished Equipment
    PCB     Polychlorinated Biphenyl
    PPC     Planning Progress Curve
    PSB&D   Puget Sound Bridge and Dredging Company
    QAP     Quality Assurance Program
    RCW     Revised Code of Washington
    SAE     Society of Automotive Engineers
    SCR     Silicone Controlled Rectifier
    SNAME   Society of Naval Architects and Marine Engineers
    SOLAS   International Conference for the Safety of Life
            at Sea, 1974 with 1978 SOLAS Protocol and 1981 and
            1983 SOLAS Amendments
    SRIS    Structural Repair Inspection Schedule
    SSPC    Steel Structures Painting Council
    UL      Underwriters' Laboratories, Inc.
    USC     United States Code
    USCG    United States Coast Guard
    USPHS   United States Public Health Service
    WAC     Washington Administrative Code
    WBE     Women's Business Enterprise
    WCN&S   W. C. Nickum and Sons
    WMO     World Health Organization
    WSDOE   Washington State Department of Ecology
    WSDOT   Washington State Department of Transportation
    WSF     Washington State Ferries
    WSTC    Washington State Transportation Commission

  1.2.2.  Items of Work and Units of Measurement

  The Contract Documents may include common engineering and construction abbreviations. The following list is not all inclusive, but when the following abbreviations are used, they shall have the meanings set forth next to them:

   Al           Aluminum
   C            Centigrade
   Cfm          Cubic Feet per Minute
   Cfs          Cubic Feet per Second
   Cl.          Class
   C02          Carbon Dioxide
   Diam.        Diameter
   DWG          Drawing(s)
   Est.         Estimate or Estimated
   Excl.        Excluding
   F            Fahrenheit
   Ft.          Foot or Feet
   Gph          Gallons per hour
   Gpm          Gallons per minute
   Hund.        Hundred
   In.          Inch or Inches
   Incl.        Included
   IPS          Iron Pipe Size
   L            Liter
   Lb.          Pound(s)
   LF           Linear Foot (Feet)
   LS           Lump Sum
   Mech         Mechanical
   Nat          Natural
   Pres.        Pressure
   Psi or Psig  Pounds per Square Inch Gauge
   PSIA         Pounds per Square Inch Absolute
   PVC          Polyvinyl Chloride
   Qtrs         Quarters
   Reg.         Regulator
   Sec.         Section
   St.          Steel
   Sq. Ft.      Square Foot or Feet
   Sq. Yd.      Square Yard(s)

1.3.  Interpretation of Terms

  1.3.1. Approval - Unless the context is expressly to the contrary, any reference in the Contract Documents to "approved" or "approval" shall mean "approved by WSF" or "approval by WSF". WSF approval does not relieve the Contractor of securing approval of the Authoritative Agencies as required by the law, nor does it relieve the Contractor of the obligation to meet the Contract Documents, nor does it imply approval of deviations from the Contract Documents.

  1.3.2. Capitalized Terms - Terms used during the performance of the Contract Work shall have the meaning assigned to them in the Contract Documents as the context may require, whether or not capitalized or identified as a defined term.

  1.3.3.  Compliance With, According To - Terms such as
"compliance with" or "according to" the Contract Documents shall mean compliance with or according to all of the Contract
Documents subject to Article 4 hereof and subject to any variation from certain of the Drawings as is permitted or contemplated by the terms of the Contract Documents.

  1.3.4. Days - Any reference to "days" herein shall be calendar days unless otherwise specified.

  1.3.5. Dollars or S - Any reference to "dollars" or use of the symbol "$" herein shall be United States dollars.

  1.3.6. Furnish - When the Contract Documents state that the Contractor is to furnish an item, then, except with respect to Owner Furnished Equipment, the Contractor shall be responsible for manufacturing, purchasing, or otherwise procuring and providing such item including all spare parts and documentation, and deliver such item on board the Vessel prior to Redelivery. With respect to Owner Furnished Equipment the Contractor shall load the equipment from a WSF warehouse or storage facility located in the greater metropolitan Seattle area and transport it to the Shipyard (or such other site as may be appropriate for the use of the equipment) for storage, safekeeping, and/or installation. The Contractor shall inventory and inspect the equipment and immediately report to WSF, in writing, any shortages, damage and/or non-compliance with Contract Documents. The Contractor shall care for the material as if the Contractor had furnished it.

  1.3.7. Good Shipbuilding Practice - The term "good shipbuilding practice" refers to the renovation of the Vessel consistent with those soundly conceived and engineered details, plans, and practices which have proven to be effective and reliable in the maritime industry for seaworthy vessels, which will meet the details and performance requirements of the Contract Documents and which are required to obtain and/or maintain approval or certification of all Authoritative Agencies. However, approval by any Authoritative Agency does not imply acceptance by WSF, nor does it necessarily mean "good shipbuilding practice."

  1.3.8. He, She or It - These terms are used interchangeably and in the sex neuter sense.

  1.3.9. Install - When the Contract Documents state that the Contractor is to install an item, the Contractor shall be responsible for providing all labor, tools, equipment, and material necessary to perform such installation in accordance with manufacturer's instructions and as required by the Contract Documents. For all installation, including installation of Owner Furnished Equipment, the Contractor shall provide all electrical power, water service, lubrication, fighting, ventilation and other facilities or means required for the installation, and shall deliver to WSF complete and operable machinery, equipment, or systems.

  1.3.10. Or Equal - An "or equal" product is one which exhibits the same size, weight, characteristics, performance, reliability, maintainability and other salient features as the product identified in the Contract Documents and which fulfill the requirements thereof. The total performance of the "or equal" product will be such that its use will not adversely affect the intended performance or systems of the Vessel and will cause no increase in required maintenance or accelerate the need for premature replacement. Demonstration of an "or equal" status is the sole responsibility of the Contractor. Any "or equal" substitutions require written approval by the WSF Chief Naval Architect. The approval of an "or equal" product by WSF does not relieve the Contractor of resolving any problems or interference which result from differences between the specified product and the "or equal" product.

  1.3.11.  Provide - When the Contract Documents state that the
Contractor is to provide an item, the Contractor shall furnish and install the item.

  1.3.12. Remove - When the Contract Documents state that the Contractor is to remove materials, equipment or components, the Contractor shall be responsible for providing all labor, tools, equipment, material and services required to disconnect all electrical power, piping, couplings, and foundations; to move ashore and safely store or dispose of such material, equipment, and components as required by the Contract Documents. Removal shall include all pipe hangers, clips, brackets, wiring, pad eyes, and similar items which will not be reused during the Contract Work. Remaining weld scars shall be ground smooth and blended to the surrounding surface. Disturbed areas shall be repaired consistent with surrounding area.

2.  SCOPE OF WORK

2.1. For purposes of performing the renovation contemplated herein, the Contractor shall: (i) absent express provisions in the Contract Documents to the contrary, furnish, provide, perform and/or install (as the case may be) all services, labor, tools, equipment, materials, transportation, and incidentals (as the case may be) described in or contemplated by the Contract Documents; and (ii) do everything required of the Contractor pursuant to the terms set forth in, or incorporated by reference into, the Contract Documents (all of which work to be performed by the Contractor to be referred to as the "Contract Work").

2.2. The Contractor warrants that it has determined the methods, materials, labor, and equipment required to perform the Contract Work (other than such work as may be performed pursuant to Article 12 and taking into account the cumulative amount of Indefinite Quantity Work set forth in the Bid Documents) and that the Initial Price is reasonable in view of the cost of such methods, materials, labor and equipment. Any costs exceeding those anticipated by the Contractor will not entitle it to additional compensation except as may be allowed under Articles 12 or 13.

2.3. All Bid Documents are incorporated into and made a part of this Contract by reference. All warranties, undertakings and representations made by the Contractor in the Bid Documents shall be deemed made again as of the date hereof.

2.4. The Contractor warrants that it has inspected the Vessel and all its particulars to its satisfaction and has reviewed all of the Contract Documents, including all of the Addenda, and all other documents and materials which it deems necessary or advisable to determine the nature and scope of the Contract Work and to determine that the Contractor can complete the Contract Work by the Redelivery Date. The Contractor warrants that it is satisfied that the Contract Documents are sufficient in form and substance to make such determinations with respect to the Contract Work.

2.5. The Contractor shall perform the Contract Work in accordance with the Contract Documents. The Contractor shall provide all necessary or advisable planning, scheduling, design development and engineering. The Contractor shall prepare all Working Drawings, procurement specifications, purchase orders, and other items and documentation as are required to supplement and implement the information contained in the Contract Documents in order to accomplish the substance and intent of the Contract Work.

2.6. Except where expressly set forth to the contrary in the Contract Documents, the Contractor is wholly responsible for obtaining the approval and certifications of all Authoritative Agencies as required, and the development, verification, and submission of validated final as-built drawings.

2.7. The Contractor warrants that it has the skills generally associated with an enterprise engaged in the business of ship construction and repair, and undertakes to take no advantage of any error or omission in the Contract Documents which would be apparent to any such enterprise. The Contractor warrants that as of the date hereof, it is not aware of any such error or omission. In the event errors or omissions in the Contract Documents are found which would prevent the Contractor from completing the Contract Work in a manner consistent with all the rules of the Authoritative Agencies, good shipbuilding practice or other standards set forth in the Contract Documents, the Contractor shall immediately notify WSF.

WSF will then make such corrections and interpretations as may be necessary to fulfill the intent of the Contract Documents.

2.8. The Contractor shall use its best efforts to cooperate with WSF, including, but not limited to, the WSF Representatives, in every way possible.

2.9. WSF will deliver possession of the Vessel to the Contractor at Eagle Harbor, at a mutually agreed time between 8:00 AM and 2:00 PM on the Delivery Date. The Contractor will acknowledge delivery in writing by executing a letter prepared by WSF. Prior to delivery, WSF will remove from the Vessel, all stores, spare parts, hand tools and passenger and crew supplies. To the extent possible, WSF will remove fuel oil and lube oil in tanks and systems, and accumulated sewage, utilizing the Vessel's installed equipment. The Contractor shall arrange and pay and assume all liability for moving the Vessel from Eagle Harbor to any and all locations where Contract Work will be performed. The Contractor shall not enter into any transport or towage contract or similar agreement under which liability is assumed by WSF and/or the Vessel. The Contractor shall hold harmless and indemnity WSF in respect of any and all claims for loss, liens, damage, fines or expense, including legal costs, arising out of or in connection with the movement of the Vessel.

2.10. The Contractor shall perform all dockside and drydock work at the Shipyard.

2.11. The Contractor shall complete the Contract Work and shall effect Redelivery in accordance with Article 17.

3.  SPECIFICATIONS, DRAWINGS AND OTHER REQUIREMENTS

3.1. The Specifications are hereby incorporated into and made a part of this Contract by reference.

3.2.  Drawings

  3.2.1. The Drawings are hereby incorporated into and made a part of this Contract by reference, but only to the extent and for the purposes contemplated by this Contract and the Specifications as amended by the Addenda.

  3.2.2. The Contractor is wholly responsible for developing all of the Working Drawings necessary or advisable to perform the Contract Work.

3.3. The Addenda are hereby incorporated into and made a part of its Contract by reference.

3.4.  The Contractor shall keep a complete set of the Contract
Documents and Working Drawings at the Shipyard and at the Drydock at all times in an organized format readily accessible for review by the WSF Representatives.

3.5.  Compliance with Laws, Regulations and Codes

   3.5.1. The Contractor warrants that it is familiar with the Regulations.

  3.5.2. As part of the Contract Work, the Contractor undertakes that all Contract Work and the Vessel shall comply with the instructions, directives and requirements of and, where required, be approved by the Authoritative Agencies and pursuant to the Regulations, including, but not limited to:

   (a)  Title 46, CFR;
   (b)  Title 33, CFR;
   (c)  WHO, "Guide to Ship Sanitation";
   (d)  ABS, "Rules for Building and Classing Steel Vessels";
   (e) IEEE, Standard No. 45, "IEEE Recommended Practice for Electrical Installations on Shipboard", except for new electric motors which shall comply with 46 CFR 11 1.25; and
   (f) applicable standards for electrical equipment and fighting as published by UL.

  3.5.3. Any misunderstanding or ignorance of the Regulations does not relieve the Contractor of its obligations and shall not be adequate justification for additional compensation or extension of the Contract Time.

  3.5.4. The Contractor shall obtain all required permits and licenses and give or post any notices these require.

  3.5.5. Where the Specifications require that any aspect of the Contract Work conform to certain standards of the MARAD, USCG, ABS, ASTK AISI, SAE, IEEE or other recognized agency, institution or body, the applicable portions of those standards form a part of the Contract, and that requirement shall be clearly indicated on any purchase specification, order or other relevant documents developed and issued by or for the Contractor.

  3.5.6. Unless WSF states otherwise in writing, all items, materials and work requiring USCG approval shall be provided or made available by the Contractor to the appropriate USCG Inspection Office in a timely manner such that the USCG can conduct its review and issue its directive for changes or its approvals so as not to delay the Contract Work on the Vessel.

  3.5.7. Unless WSF states otherwise in writing, all items, materials and work requiring ABS approval shall be provided or made available by the Contractor to ABS in accordance with the rules of ABS in a timely manner which allows ABS to conduct its review and issue its directive for changes or its approvals.

  3.5.8. Interpretation or representation by WSF of any laws, regulations or ordinances as set forth in the Contract Documents or otherwise, takes no precedence over the law, regulation or ordinance itself and the Contractor shall satisfy itself as to the true construction and content of such laws, regulations and ordinances on a current basis.

  3.5.9. Attached hereto as Exhibit I and incorporated herein and made a part hereof by reference, is a document identifying certain Regulations and/or setting forth contract provisions required by, or which in the opinion of WSF, implement the intent of the Regulations. Without limiting its general undertaking to comply with all Regulations, the Contractor specifically agrees to comply with the Regulations identified therein and will follow and implement said Regulations in accordance with the procedures and practices described therein.

  3.5.10. ALL fees and charges of the Authoritative Agencies associated with their duties as contemplated by the Contract Documents shah be for the account of the Contractor. Except to the extent that these fees may increase as a result of Change Orders or as a result of authorized performance of Indefinite Quality Work which, taken as a whole, is greater than the amount described in the Bid Documents, all such fees are included in the Initial Price.

3.6. The Contractor shall complete the Contract Work in accordance with good shipbuilding practice. Where requirements of the Contract Documents exceed the requirements of any Authoritative Agency or good shipbuilding practice, the Contract
Documents shall prevail.

3.7. The extent of structural repairs is described as known at the time of the initial release of the Bid Package. Additional structural repairs or renewals recommended as a result of inspections will be handled through Indefinite Quantity Work procedures where possible. Structural work undertaken by the Contractor which has not been specifically authorized by these Contract Documents, or authorized by Work Authorization Record or Change Order, shall be at the Contractor's risk.

3.8. All materials, machinery, equipment, and components furnished by the Contractor shall be new, currently in production, and currently supported by spare parts readily available in the United States of America. All materials, machinery, equipment, and components shall be of good commercial marine quality, in full compliance with the Contract Documents, the requirements of the Authoritative Agencies, and suitable for the service intended. All equipment, materials, or components used or installed in the Vessel shall be free from imperfections of manufacture and from defects which adversely affect appearance or serviceability.

3.9. It is not practicable for the Contract Documents to enumerate all of the details, fittings or appurtenances required to perform the Contract Work. Failure of the Contract Documents as existing on the date hereof to outline or describe all of the details of the Contract Work as described or contemplated therein shall not relieve the Contractor of its responsibility to perform such Contract Work (assuming the cumulative amount of Indefinite Quantity Work performed equals the cumulative amount described in the Bid) for the Initial Contract Price.

4. COORDINATION OF CONTRACT DOCUMENTS

4.1. All of the Contract Documents are essential parts of the Contract and a requirement occurring in one is binding as though occurring in all. They are intended to be complementary in their description of the Contract Work.

4.2. There are no intentional conflicts or omissions in the Contract Documents. The order of precedence of the Contract
Documents is as follows:

    (a)  The Contract;
    (b)  Technical Specifications;
    (c)  Contract Drawings
    (d)  Contract Guidance Drawings;
    (e)  illustrative Drawings;
    (f)  Technical Data;
    (g)  List of Known Hazardous Materials;
    (h)  Other Drawings; and
    (i)  Bid Documents.

  If Addenda, Change Orders and Work Authorization Records are issued they shall have precedence over the Specifications, the Drawings and prior Addenda, Change Orders and Work Authorization Records, but absent express language to the contrary, shall not have precedence over this Contract

5. TOTAL CONTRACT PRICE

5.1. WSF agrees to pay the Contractor the sum of Seventeen Million, Seven Hundred Fifty Eight Thousand, Thirty Eight Dollars and 501100 ($17,758,038.50) (such figure as it may be adjusted from time to time as provided herein to be referred to as the "Total Contract Price", and the Total Contract Price as of the date hereof to be referred to a the "Initial Price") for the Contract Work.

5.2. WSF will make no adjustment in the Total Contract Price because of any change in laws, ordinances or regulations, except as specifically provided by the following:

   (a) Changes in laws, ordinances or regulations within the scope of the Revised Code of Washington ("RCW") 39.04.120; and
(b) changes in taxes on materials incorporated in or consumed for construction of the Contract Work which are imposed by Federal or State Government, or changes in the State Sales Tax, provided that the aggregate amount of all such changes is greater than $100.00 where:

  (i) for items included in the original Contract Work, the change takes place after the date of the Bid opening; or

  (ii) for items covered by a Change Order, the change takes place after the date on which the Contract or Change Order was executed.

Compensation will be increased or decreased for the actual dollar amount of changes in Federal or State taxes meeting the requirements of this Section; provided, that the Contractor, if requested by WSF, certify in writing that no amount for any such change in taxes was included in the Initial Price as a contingency reserve or otherwise; and; provided further, that the Contractor allow WSF to audit its records to the extent necessary to substantiate any claim for compensation under the provisions of this section.

6. PROGRESS PAYMENT FOR THE WORK

6.1. Except as otherwise noted or agreed, payment of that portion of the Total Contract Price set forth as Contract Item No. I in the Bid (the "Definite Work Price") shall be effected through monthly progress payments ("Progress Payments") subject to the Retainage.

6.2. Progress Payments shall be made monthly for work completed since the last application for payment. The day of the month on which the Progress Payment is paid will be mutually agreed to by the WSF Representative and the Contractor's Representative.

6.3. Before beginning the Contract Work, the Contractor shall prepare a document in a form subject to WSF's approval, which will give an itemized breakdown with Weighted Factors reflecting labor, material, and subcontractor work totaling one hundred percent (I 00%) of the Definite Work Price. Not less than 5 working days before each Progress Payment is due, the Contractor shall present WSF with a document showing the progress of the Contract Work by item number, with labor, material, and subcontractor work, multiplied by Weighted Factor and all added together to determine the current physical percentage of completion of the Contract Work (the "Progress Estimate"). The Progress Estimate is subject to approval by WSF who may change the percentage if disagreement exists between WSF and the Contractor. With submission of each Progress Estimate, the Contractor shall include copies of the updated Schedules, each prepared in accordance with the Specifications provided that if the Specifications set forth an alternative timetable for submission of any of the Schedules, the Specification shall govern. Progress Payments will not be made absent timely submission of Schedules.

6.4. The Progress Estimates are tentative and made only for the purpose of determining Progress Payments. Progress Estimates will not be evidence of progress or acceptability of the Contract Work for any other purpose. Acceptance of any Progress Estimate by WSF shall not constitute an admission by WSF as to the status of the Contract Work. WSF may make any changes in Progress Estimates which it deems to be proper and shall adjust its Progress Payment accordingly. Without limiting the foregoing, WSF may in good faith, determine that the Progress Estimate percentage for a given month is less than it was for a previous month and withhold or reduce any Progress Payment for said month.

6.5. Upon acceptance of the Progress Estimate, WSF shall make a Progress Payment to the Contractor reflecting a percentage of the Total Contract Price equal to the increase in the percentage of completion between the Project Estimate for the prior month and the Progress Estimate for the current month. Retainage is part of the Progress Payment but is paid to a separate account established in accordance with the Contractors instructions.

6.6.  Payments for Materials on Hand

  6.6.1. Progress Estimates may include the cost of materials to be incorporated into the Vessel if said materials have been paid for by the Contractor, meet the requirements of the Contract Documents to the extent they are applicable and are delivered to or stockpiled in the Shipyard or another storage site approved in writing by WSF, and are receiving proper protection, preservation and service in storage.

  6.6.2. Payment for materials will be determined by the Weighted Factors approved by WSF and shall include the Contractors mark-up assigned to materials.

  6.6.3. Progress Payments for materials on hand as specified above shall not constitute acceptance, and any faulty material discovered will be rejected even though partial payment therefore may have been made.

  6.6.4. The Retainage under this Contract shall be reserved by WSF as a trust fund for the protection and payment of (a) the claims of any person arising under the Contract; and (b) the State with respect to taxes imposed pursuant to Title 82 RCW which may be due from the Contractor. WSF shall reserve the Retainage in accordance with the provisions of RCW 60.28.01 1.

6.7. WSF shall release and pay in full the fiends retained under this Contract in accordance with the provisions of RCW 60.28. Payment shall be made against a "Final Contract Voucher Certificate" which the Contractor submits on the Completion Date. The Final Contract Voucher Certificate shall be signed by the Contractor, and shall constitute a release of all claims of the Contractor against WSF and the State except such claims, in stated amounts, as are expressly identified and excepted from the Contractors certification in the Final Contract Voucher Certificate.

6.8. Any payments due pursuant to Work Authorization Records shall be made in accordance with Article 13 respectively and shall not affect the payments to be made under this Article.

6.9.  The Contractors rights under this Article to receive
Progress Payments and the Retainage are further subject to all applicable terms of the Contract Documents and all relevant provisions of law.

7.  CONTRACTOR'S REPRESENTATIVES AND WSF REPRESENTATIVES

7.1.  Contractor's Representatives

  7.1.1. Prior to the commencement of the Contract Work, the Contractor shall appoint in writing its Contractors
Representatives. Before starting work the Contractor shall designate in writing a Superintendent.

  7.1.2. The appropriate Contractor's Representative shall be continually present at all sites where Contract Work is being performed.

  7.1.3. The Contractor shall remove incompetent, careless, or negligent employees immediately upon written request of WSF, and the Contractor shall immediately provide a suitable replacement.

7.2. Prior to commencement of the Contract Work, WSF shall appoint in writing its initial WSF Representatives.

7.3. The appropriate WSF Representatives shall be kept advised as to the progress of the Contract Work and shall be provided free access to the Vessel or any parts of the Contract Work at any time that Contract Work is in progress. Any questions concerning responsibility or scope of authority should be directed to the Project Engineer.

7.4. Questions or comments which may arise during the performance of the Contract Work concerning the content, intent, or other interpretation of the Contract Documents, as found conditions in the Vessel or other circumstances which require a response by the WSF Representative shall be submitted to the appropriate WSF Representative. If the Contract Documents and the appointments do not indicate the appropriate WSF Representatives, the question or comment shall be submitted in writing to the Project Engineer. The format for the submission form shall be developed by the Contractor and the form submitted to the Project Engineer for approval prior to its adoption for use in connection with the Contract Work. The form shall provide space to identify the Contract for dating and serialization, identification of the particular provision of the applicable Contract Document being commented on, a statement of the problem observation, or comment, a recommended solution to the problem and a space for the WSF Representative's reply. The individual preparing the submission and the individual responsible for the performance of the work, shall be identified. A reasonable response required date shall be indicated, but such date does not constitute a contractual requirement that response be made by that date.

7.5. The WSF Representative may utilize the same format and form as the Contractor to initiate informal communication concerning inspection observations, work 17 performance, and other similar items.

7.6. Subject to Articles 14 and 15, the WSF Representative's decision will be final on all questions including, but not limited to, the following:

  (a)  quality and acceptability of materials and Contract
       Work;
  (b)  measurement of Indefinite Quantity Work;
  (c)  acceptability of rates of progress on the Contract
       Work;
  (d)  interpretation of the Contract Documents;
  (e)  changes in the Contract Time;
  (f)  fulfillment of the Contract by the Contractor; and
  (g)  payments under the Contract.

7.7.  Facilities

  7.7.1. The Contractor shall provide office, toilet, and shower facilities including daily janitorial services and supplies, convenient to the work-site for the exclusive use of the WSF Representatives and the inspection staff. These facilities shall be available from the time two weeks prior to delivery of the Vessel through thirty (30) days after Redelivery of the Vessel.

  7.7.2. The office shall be equipped with five (5) telephone lines, two (2) connected at all times to an outside line that is toll free to Seattle, one (1) outside line to the local area, one
(1) additional toll free Seattle line available for dedicated FAX transmissions, and one (1) connected to the Contractor's internal system, or to the local area if the Contractor does not have an internal system. Telephone service shall be touch tone if available.

  7.7.3.  The office shall have comfortable space for eleven (I
1) persons, including a separate space fitted with a latching door dedicated for the use of the Project Engineer. The Project Engineers space shall include and be of sufficient size to permit the unrestricted use of, one (1) office desk w/chair, one (1) computer desk w/chair, two (2) side chairs, one (1) four drawer filing cabinet, and one (1) two- shelf bookcase. The shall be furnished with the following:

    NUMBER  ITEMS
    10      office desk w/chair;
    1       computer desk w/chair;
    2       drawing table, at least 72 inches long, w/stool;
    10      4 drawer, legal size filing cabinet;
    2       shelf bookcase;
    1       conference table, at least 72 inches long;
    10      side chair;
    2       chalk or felt pen marking board, wall mounted,
            at least 36 inches by 72 inches; and
    2       cork-faced bulletin board, wall mounted, at least
            36 inches by 72 inches.

  7.7.4. The office shall have at least twelve (12) three- wire grounded 120 volt AC outlets suitable for personal computers, printers, calculators, adding machines, and other similar equipment and devices.

  7.7.5. The office space shall be heated, air conditioned, maintained clean, and be at least comparable to those provided for the Contractors staff.

  7.7.6. WSF shall be provided with thirteen (13) clearly marked parking spaces convenient to the office and well clear of grit-blasting and painting areas dedicated to the exclusive use of the WSF Representative and the inspection staff. WSF shall be provided with facility access and parking permits as required.

8. SCHEDULES

8.1. The MRS, PPC, SRIS, NTS EES and MCS, are referred to jointly as the "Schedules". The Contractor shall be responsible for preparing and delivering the Schedules all in accordance with the Contract Documents. Approval of any submitted Schedules or any other schedule prepared by the Contractor shall not be construed to assign responsibility of performance or contingencies to WSF or to relieve the Contractor of its responsibility to adjust manning, equipment and work schedules as required to ensure completion of Contract Work within the prescribed Contract Time.

9. WORKING DRAWINGS

9.1. When submitting Working Drawings for approval, the Contractor shall state the latest date on which it wishes to have the Working Drawings returned with WSF's comments and/or approval; however, the failure of WSF to respond by such date shall not be grounds for a modification in the Contract Time or compensation. Working Drawings submitted to WSF for approval will normally be acted upon within ten (10) working days of receipt; however, circumstances may require additional time for WSF approvals. Should WSF fail to return the submitted Working Drawings within fifteen (15) working days after receipt thereof and should the Contractor thereafter serve notice to WSF of the need for the submitted Working Drawings, then one (1) week after such notice has been served, the Contractor shall forthwith proceed with all relative work as if the submitted Working Drawings were approved without any comments.

9.2. The WSF Representative will review each Working Drawing submitted. Any failure of the WSF Representative to find errors or omissions in the Contractor's calculations, specifications, or drawings shall not relieve the Contractor of its responsibility in relation thereto.

9.3. Approval by the WSF Representative of the contractors Working Drawings does not relieve the Contractor of details, locations or interferences; nor does mutual agreement of dimensions or details, locations or interferences relieve the Contractor of the responsibility for the agreement and conformity of his Working Drawings with the Contract Document; nor does it relieve the Contractor of responsibility for compliance with the Contract Documents or requirements of the Authoritative Agencies.

9.4. Any work undertaken by the Contractor prior to approval of Working Drawings by the WSF Representative is at the Contractor's risk including any and all costs of delays or disruptions resulting from proceeding prior to approval.

10.  QUALITY ASSURANCE PROGRAM

10.1. The Contractor will establish and maintain a QAP and within twenty (20) days after the date hereof submit to the WSF
Representative, for approval, a QAP which specifically addresses the Contract Work.

10.2. The QAP shall describe the quality assurance organization, identify key personnel by name, provide contact telephone numbers and:

    (a) describe procedures for: (i) controlling engineering and drawing development and adherence to invoked drawing standards;
(ii) design verification; (iii) minimize interference between and among structures, piping, ventilation, wireways, and outfit and;
(IV) providing adequate and safe access for operation and maintenance;
    (b) describe the organization and procedures for inspecting and checking work in progress for conformity to Drawings, Working Drawings, Specifications, and Schedules;
    (c) describe procedures for inspecting and checking work for completeness and pretesting before the tests required by or pursuant to Articles I I and 16; and
    (d) describe procedures for compartment close-out after repair, renovation, modification, and installations have been completed.

10.3. The Contractor will provide samples of all quality assurance tags, forms, and other documentation that will be used to implement, maintain, and monitor the QAP for this Contract.

10.4. Quality Assurance is totally the responsibility of the Contractor. Inspections, reviews and approvals by WSF and Authoritative Agencies in no way relieve the Contractor of its responsibility to assure the quality of Contract Work.

11.  INSPECTIONS AND CERTAIN APPROVALS

11.1. The Vessel is to be renovated and equipped under the inspection of, and subject to the approval of WSF and the Authoritative Agencies.

11.2. Inspections, tests, measurements estimates, certifications or other acts or functions performed by the WSF Representative are recognized as being for the sole purpose of assisting WSF to determine with reasonable assurance that the workmanship, materials, rate of progress and quantities provided comply with the Contract Documents. These acts or functions shall not be construed as relieving the Contractor from its responsibilities for full compliance with the Contract Documents and proper performance of the Contract Work.

11.3. Without limiting the foregoing, the Contractor acknowledges that the failure of the WSF Representative to discover materials or workmanship not in accordance with the Contract Documents shall not be deemed as acceptance of the Contract Work or materials or as a waiver of the provisions of the Contract Documents. No payment shall be construed as acceptance of any Contract Work or material which is not in compliance with the requirements of the Contract Documents. Approval of any item will not in any case relieve the Contractor of responsibility for satisfactory installation and operation of any such item.

11.4. The Contractor is wholly responsible for properly preparing and presenting all completed Contract Work for acceptance and for giving adequate notice that the Contract Work in question is complete and ready for inspection. Adequate notice is at least one (1) working day prior notice to the appropriate WSF Representative and as required by mutual agreement between the Contractor and the Authoritative Agencies.

11.5. When submitting an item for approval, the Contractor shall specifically call attention to all departures from the Contract Documents, any previously approved Working Drawings and any additional instructions received from the WSF Representative.

11.6. Workmanship and materials not meeting the requirements of the Contract Documents shall be made to satisfy such requirements.

11.7.  Covered Work

  11.7.1. If the WSF Representative requests it, the Contractor shall remove or uncover such portions of the completed Contract Work as may be directed. Should the Contract Work thus exposed or examined prove acceptable to the WSF Representative, then, except as provided otherwise herein, the Contractor may initiate a Change Order providing that the uncovering, removing, and replacing of the covering, or the making good of the parts removed or repaired or replaced, will be paid for by WSF at specified labor rates and material costs. Should the Contract Work so exposed or examined prove unacceptable to WSF, the uncovering, removing, or replacing of the covering and the making good of parts removed, replaced, or repaired shall be at the Contractors expense.

  11.7.2. Notwithstanding the foregoing, any Contract Work that is closed or covered prior to inspection and approval by WSF and Authoritative Agencies shall be at the Contractors risk, whether or not the Contract Work proves acceptable to WSF and the Authoritative Agencies.

11.8.  Subject to Articles 14 and 15, in the course of inspection
WSF's decision will be final on all questions.

11.9. Nothing in this Contract requires WSF to provide the Contractor with direction or advice on how to perform the Contract Work. If WSF approves or recommends any method or manner for doing the Contract Work or producing materials, the approval or recommendation shall not:

   (a) guarantee that following the method or manner will result in compliance with the Contract Documents;
   (b) relieve the Contractor of any risk or obligations under the Contract Documents; or
   (c)  give rise to any liability of WSF.

12. CHANGE ORDERS

12.1. WSF reserves the right to make changes in the Contract Work within the general scope of the Contract Documents ("Change Order Work") at any time during the progress of the Contract Work. Change Order Work may include, but is not limited to:

   (a)  deletion of any portion of the Contract Work;
   (b)  changes in the Contract Documents;
   (c) changes in the specified method or manner of performance of the Contract Work;
   (d)  addition of new Contract Work;
   (e) changes in WSF furnished facilities, equipment, materials, or services; or
   (f) directed acceleration or delay in the performance of the Contract Work.

All Change Orders can only be authorized as provided in this Article. As long as the Contractor follows the procedures set forth in this Contract, it shall be entitled to request an equitable adjustment in the Total Contract Price and/or the Contract Time for performance of Change Order Work.

12.2. All Change Orders will be initiated through one of the following procedures:

  12.2.1. WSF may prepare a written order describing the Change Order Work to be performed. Within the time period specified in said order, the Contractor shall submit a price and time proposal (a "Price /Time Proposal") to accomplish the desired work. The Contractor may request additional time to prepare its Price/Time Proposal. The WSF Representative's decision on any such request shall be binding upon the Contractor. A Price/Time Proposal shall include all items of direct and indirect costs associated with the Change Order Work along with a cost breakdown including man-hour breakdowns for the Contractor and each Subcontractor who is expected to perform in a portion of such Change Order Work. In the event that the Contractor contends that performance of the Change Order Work will have an impact on the Contract Time, the Contractor's Price/Time Proposal shall include a critical path analysis in support of its claim; or

  12.2.2. The Contractor may suggest a Change Order, describing the scope of the work to be performed. Such suggestion shall be in writing and shall include a Price/Time Proposal covering the proposed Change Order Work. Where provisions in other Articles of this Contract contemplate adjustments in the Total Contract Price or Contract Time by Change Order, the Contractor shall be responsible for promptly initiating such a Change Order pursuant to this Section. WSF also may, at its discretion, initiate Change Orders contemplated by such provisions in the Articles of this Contract. WSF need not provide a Change Order if it determines that such a Change Order is not warranted under the terms of the Contract.

  12.2.3.  Change Orders derived from written or oral orders.

    12.2.3.1. When a WSF Representative identifies work which qualifies as Change Order Work but which the WSF Representative believes must proceed immediately, the WSF Representative shall issue a written or oral order to the Contractor. Such order (to be referred to as a "COTF Order") shall contain the phrase, "Change Order to Follow", and shall set forth a period in which a Change Order will be issued (said period to be referred to as the "COTF Period"). No oral or written order, instruction or directive may be treated as a COTF Order unless it contains the phrase, "Change Order to Follow".

    12.2.3.2. During the COTF Period, the Contractor and WSF shall negotiate the terms of a Change Order. In the event that no Change Order is issued within the COTF Period, the Contractor may protest the COTF Order, but shall continue performing the work described in the COTF Order. If an agreement on the terms of a Change Order can be reached, it will be prepared by WSF and signed by both parties (which will be in substitution for the procedures set forth in Section 12.3).

    12.2.3.3. If the parties cannot agree on the terms of a Change Order within the COTF Period, the WSF Representative will provide the Contractor with an interim, unilateral Change Order which limits price and man-hours. The interim, unilateral Change Order will specify: (i) the date by which the Contractor must submit a Price/Time Proposal; and (ii) a date by which a final Change Order must be issued by WSF for the Change Order Work described in the interim unilateral Change Order. The Contractor shall not proceed with any work beyond the cost and man-hour limits of the interim, unilateral Change Order prior to receipt of a further Change Order. The WSF Representative may, in his discretion, increase the dollar and man-hour limits or extend the dates contained in the interim, unilateral Change Order.

12.3.  Issuance of Final Change Order

   12.3.1. The WSF Representative will review the Price/Time Proposal provided by the Contractor. If the Contractor fails to deliver the Price/Time Proposal in accordance with Section 12.2.1, the WSF Representative may proceed without it, in which case, the WSF Representative's estimates of the matters to be set out in the Price/Time Proposal shall be binding on the Contractor.

   12.3.2. The WSF Representative may then submit a proposed Change Order to the Contractor. The Change Order will contain a description of the Change Order Work, identify the Contract Documents to be changed and identify the materials to be used. The Change Order will include, where applicable, all impact, delay, disruption or other indirect costs associated with the Change Order Work. The Change Order will contain an equitable adjustment in the Total Contract Price for the purposes of determining an equitable adjustment to the Total Contract Price, all labor hours, along with material and sub-contractor work markups, shall be priced as set forth in Contract Item 2(b) on Page 30 of the Bid; EXCEPT when any request, or aggregate of pending requests, for equitable adjustment(s) seeks payment for the equivalent to 500, or more, straight-time labor hours for direct charge craft employees of the Contractor, then the hourly labor rates for direct charge craft employees of the Contractor for any such equitable adjustment(s) shall be priced at the labor rates set forth in Contract Item 2(b)(1) on Page 30 of the Bid (the "Labor Rates"), or at reasonable costs for the individual components of those Labor Rates as defined in the text under Item 2(b) on Page 30 of the Bid, whichever is less. Whenever possible, all Change Order Work will be priced in a manner substantially in accord with the pricing for similar Indefinite Quantity Work. Until such time as the cumulative amount of payment authorized for Indefinite Quantity Work and Change Order Work equals the total amount in Contract Item 2 on Page 2 of the Bid all costs incurred in connection with Change Order Work shall be charged against the amount set forth in Contract Item. 2. If the Change Order is acceptable to the Contractor, both parties will sign the Change Order. If the Contractor does not accept the proposed Change Order, the Contractor will continue to negotiate the Change Order with the WSF Representative. If, in the opinion of the WSF Representative, negotiations are at an impasse, WSF may proceed to take the appropriate action authorized under Section 12.3.3.

   12.3.3. If the parties cannot agree on the terms of a Change Order, WSF may (i) withdraw the proposed Change Order or (ii) issue a final, unilateral Change Order. The final, unilateral Change Order will contain an equitable adjustment in the Total Contract Price and the Contract Time.

   12.3.4.  If the WSF Representative issues a final, unilateral
Change Order, the Contractor may protest such Change Order pursuant to the provisions of Article 14.

   12.3.5. In the event that the Contractor has performed Change Order, and thereafter WSF does not issue a final Change Order regarding such work, the Contractor shall be entitled to an adjustment in the Total Contract Price and/or an adjustment in the Contract Time as provided by, and subject to the limitations of, the interim, unilateral Change Order.

12.4. Deletion of Contract Work

    12.4.1. Before or after issuing a notice of deletion of Contract Work, the WSF Representative shall initiate a Change Order providing for that deletion (such work to be referred to as "Deleted Work") as provided in Section 12.2. 1. The procedures for issuance of a Change Order for Deleted Work will be the same as those set forth in Sections 12.2 and 12.3 except as otherwise provided herein.

   12.4.2.  In any Change Order for Deleted Work, the Total
Contract Price and Contract Time will be equitably adjusted taking into account the following factors:

     12.4.2.1. The Total Contract Price will be reduced to reflect all savings resulting from the reduction in need for materials and equipment. If materials or equipment have already been purchased in connection with the performance of the Deleted Work, WSF, at its discretion, may (i) keep the materials, making no Contract material cost adjustment; or (ii) direct the Contractor to return the materials, in which case the Total Contract Price will be reduced (but never increased) by an amount equal to the purchase price less any actual costs incurred by the Contractor relating to the purchase and return of such material;

     12.4.2.2. The Total Contract Price will be reduced by all savings resulting from deductions for labor which would have been needed to perform the Deleted Work. Deductions shall be priced using rates bid by the Contractor, as set forth on Contract Item 2(b) on Page 30 of the Bid Form. The Total Contract Price shall not be reduced to the extent labor costs were incurred by the Contractor prior to its receipt of notice from WSF of the deletion of Contract Work, or issuance of the Change Order for deleted work, whichever first occurs- provided that in no event shall the Contractor be allowed labor costs in excess of the amount to which it would have been entitled had the Deleted Work been performed;

    12.4.2.3.  The Contractor shall not be entitled to
anticipated markups for overhead and profits with respect to the Deleted Work, and any change in the Total Contract Price shall take such factor into account; and

    12.4.2.4. The Contract Time shall be adjusted as the parties agree. If the parties cannot agree, WSF will determine the equitable adjustment for Contract Time. Such adjustment may be a reduction in Contract Time.

12.5. During the negotiation of any Change Order, the Contractor shall proceed promptly with the work as WSF instructs so as not to delay Redelivery.

12.6. Any Change Order signed by the Contractor and the WSF Representative shall constitute a final agreement between the parties with respect to all adjustments in the Contract Time and the Total Contract Price to which the Contractor may be entitled for performance of the Change Order Work. Such adjustments will be fun compensation for all Change Order Work described or contemplated therein, including, but not limited to, compensation for the cost the Change Order Work on unchanged Contract Work, all resulting delay, local disruption, cumulative disruption, acceleration and any other unspecified impacts. Payment for Change Order Work shall be made monthly in the manner described in Article 6 for Definite Work, or (ii) as otherwise agreed in writing. The Contractor will submit a schedule of all Change Order Work for which it claims it is entitled to payment along with its monthly Progress Estimate. WSF may review such schedule and make such payments as are due. All payments will be subject to a Retainage which will be handled in substantially the manner set forth in Article 6.

12.7. Except as provided in Section 28.5, all Contract security, whether a bond and/or any alternate form of security, shall cover and apply to all approved Change Orders as if the Change Orders were in the original Contract; provided, in no event shall ultimate liability upon the bond and/or alternate security device exceed the original penal sum for that bond and/or alternate security device unless additional Contract security is required where a Change Order significantly increases the amount of WSF's exposure to performance and/or payment loss. The need for additional security will be made known to the Contractor as part of the scoping of the work by WSF and will include notification of any requirement for an increase in the amount of security previously provided by the Contractor. Such notice shall specify the acceptable form(s) and format of such additional security.

12.8. Extra work and materials furnished without a Change Order, Work Authorization Record or other authorization as provided in this Contract will be considered unauthorized and will not be paid for by WSF. Upon order of WSF, unauthorized work or materials shall be immediately remedied, removed, replaced or disposed of at the Contractors expense.

12.9. Upon execution by WSF, all Change Orders shall automatically be incorporated into and become part of this Contract.

13. INDEFINITE QUANTITY WORK

13.1. Reference is made to the Indefinite Quantity Work Provisions under Contract Item 2(a) of the Contractor's Bid. Unless covered elsewhere in the Contract Documents, Indefinite Quantity Work includes, but is not limited to, unit priced work such as structural repairs, piping, insulation and structural fire protection work including all materials and labor used in that work.

13.2. The Contractor shall perform Indefinite Quantity Work at the unit prices set forth in Contract Item 2(a) of the Bid.

13.3. Orders to perform Indefinite Quantity Work shall be provided on a Work Authorization Record form provided by WSF. No work shall be deemed Indefinite Quantity Work unless such work is covered by a Work Authorization Record. All work ordered pursuant to a Work Authorization Record shall be deemed to be Indefinite Quantity Work. In the event that a WSF Representative instructs the Contractor to perform work through some means other than a Work Authorization Record and the Contractor believes such work to be Indefinite Quantity Work, or in the event that the Contractor believes that work ordered pursuant to a Work Authorization Record is not Indefinite Quantity Work, the Contractor may protest such action in accordance with Article 14.

13.4. Except as provided herein, no Indefinite Quantity Work shall be performed prior to the issuance of a Work Authorization Record covering such work. Any such work performed prior to authorization in accordance with this Article shall be at the Contractor's risk and expense.

13.5. When the WSF Representative believes that certain work which is properly Indefinite Quantity Work should proceed immediately, he shall issue a written or oral order to the Contractor. Such order (to be referred to as a "WATF Order") shall include the phrase, "Work Authorization to Follow" and shall set forth a period in which a Work Authorization Record will be issued (the "WATF Period"). No oral or written order, instruction or directive will be treated as a WATF Order unless it contains the phrase "Work Authorization to Follow". In the event that a Work Authorization Record is not issued within the time provided in the WATF Order, the Contractor may protest in accordance with Article 14.

13.6. The Contractor shall not be entitled to an equitable adjustment in the Contract Time for Indefinite Quantity Work referenced in Contract Item 2(a) of the Bid for delay, acceleration and/or disruption, or otherwise until the amount of authorized Indefinite Quantity Work exceeds 125% of the total Bid for those items and then only if the Work Authorization Record for such Indefinite Quantity Work is issued after all similar work has been completed.

13.7. The Contractor shall not be entitled to an adjustment in Total Contract Price for Indefinite Quantity Work for delay, acceleration and/or disruption, or otherwise, except as authorized in Section 13.12.

13.8. The Contractor shall not be entitled to an upward adjustment in price for those labor rates established in Contract
Item 2(b) of the Bid, whether for Change Order 10 Work,
Indefinite Quantity Work, or otherwise.

13.9. Where applicable, the Contractor shall make a request for an extension in Contract Time or for change in Total Contract Price relating to Indefinite Quantity Work by immediately noting that request on the Work Authorization Record authorizing such Indefinite Quantity Work. The WSF Representative will review such request and, if appropriate, make an equitable adjustment in the Contract Time and/or Total Contract Price by issuing a Change Order pursuant to Section 12.3. In the event that the WSF Representative does not agree to the Contractor's request for a time extension, or a price adjustment, the Contract may protest in accordance with Article 14.

13.10. Indefinite Quantity Work which has been authorized may be deleted in whole or in part by the WSF Representative by issuance of a new Work Authorization Record. In the event of such deletion, WSF will pay the Contractor for those direct costs, if any, necessarily and actually incurred by the Contractor in anticipation of performing the Indefinite Quantity Work that has been deleted or terminated. Any such payment may never exceed a figure equal to: (i) the cost which WSF would have incurred had such Indefinite Quantity Work been performed in accordance with the Contract Document less (ii) the cost of materials which would have been purchased to perform such work. For the purpose of calculating material costs in (ii), with respect to any materials which were purchased and returned, the cost of materials shall be equal to the purchase price less any expenses incurred by the Contractor relating to the purchase and return of such material.

13.11.  Payment for Indefinite Quantity Work

   13.11.1. Except as otherwise noted or agreed, payment for Indefinite Quantity Work shall be effected through monthly progress payments ("Indefinite Quantity Progress Payments").

   13.11.2. Indefinite Quantity Progress Payments shall be made monthly for Indefinite Quantity Work completed since the last application for payment. Payment shall be on the same day of the month on which Progress Payments are paid.

   13.11.3. On the same day as the Progress Estimate is due, the Contractor shall present WSF with a document showing the progress of the Indefinite Quantity Work (the "Indefinite Quantity
Progress Estimate") by item number, covering labor, material and subcontractor work.

   13.11.4. The Indefinite Quantity Progress Estimates are tentative and made only for the purpose of determining Indefinite Quantity Progress Payments. Indefinite Quantity Progress Estimates will not be evidence of progress or acceptability of the Contract Work for any other purpose. Acceptance of any Indefinite Quantity Progress Estimate by WSF shall not constitute an admission by WSF as to the status of the Indefinite Quantity Work. WSF may make any changes in Indefinite Quantity Progress Estimates which it deems to be proper and adjust its Indefinite Quantity Progress Payment accordingly.

   13.11.5.  Upon acceptance of the Indefinite Quantity Progress
Estimates, WSF shall make an Indefinite Quantity Progress Payment to the Contractor reflecting the Indefinite Quantity Work performed. All payments shall be subject to a Retainage which shall be handled substantially as set forth in Article 6.

13.12.  Adjustment of Indefinite Quantity Work Payments

   13.12.1. After completion of the Contract Work, or at such earlier time as WSF deems that all Indefinite Quantity Work has been completed, a calculation will be made of the total payment for all Indefinite Quantity Work. Subject to the limitations in
Section 13.12.2, an equitable adjustment in favor of either party may be made to the payment for Indefinite Quantity Work in the event either of the following circumstances exists:

    13.12.1.1. if the total payment for Indefinite Quantity Work charged to Contract Item 2 on Page 2 of the Bid under Section 12.3.2, exceeds one hundred and twenty-five (125%) percent of the amount set forth in Contract Item 2(a) on Page 2 of the Bid, then the price for the portion of Indefinite Quantity Work exceeding one hundred twenty-five percent (125%) of that amount should be subject to an equitable adjustment, or 13.12.1.2. if the total payment for Indefinite Quantity Work charged to Contract Item 2 on Page 2 of the Bid under Section 12.3.2, is less than fifty (50%) percent of the amount set forth in Contract Item 2(a) on Page 2 of the Bid, then the price for Indefinite Quantity Work should be subject to an equitable adjustment.

    13.12.2. Any equitable adjustment made under Section 13.12.1 shall be subject to the following limitations:

      13.12.2.1. any such adjustment shall price, where applicable, the Contractor's direct craft labor hours, along with material and subcontractor work mark-ups, as set forth in Contract Item 2(b) on Page 30 of the Bid; EXCEPT where the reasonable labor costs for direct charge craft employees of the Contractor are less than those labor rates set forth in Contract
Item 2(b)(1) on Page 30 of the Bid, then those reduced reasonable labor costs shall be used to price the adjustment in lieu of the labor rates set forth in Contract Item 2(b)(1) on Page 30 of the Bid.

       13.12.2.2. no adjustment will be allowed for delay, acceleration and/or disruption other than for labor actually performed to complete the Indefinite Quantity Work which exceeds the labor normally required to perform such Work.

       13.12.2.3. other than normal mark ups upon material and labor for work actually performed, no payment for loss of anticipated profits win be allowed;

       13.12.2.4. for claims under Section 13.12.1.2 the total payment for Indefinite Quantity Work will not exceed fifty percent (50%) of the amount set forth in Contract Item No. 2 on Page 2 of the Contractors Bid;

       13.12.2.5.  no payment will be made for extended or
unabsorbed overhead to the extent that there is an unbalanced allocation of such expenses among all of the Contract Work;

       13.12.2.6. no payment for consequential damages will be allowed because of any variance in quantities from those originally shown in the Contract Documents; and

       13.12.2.7.  no adjustment shall be made in the  Indefinite
Quantity Work unless the equitable adjustment is greater than $10,000.

13.13. Notwithstanding any disagreement with respect to issues covered by this Article but subject to the restrictions contained herein, the Contractor shall proceed promptly with Indefinite Quantity Work so as not to delay Redelivery.

13.14.  Upon execution of a Work Authorization Record by WSF such
Work Authorization Record shall automatically be incorporated into and become part of the Contract.

14. PROTEST BY THE CONTRACTOR

14.1.  If the Contractor disagrees with any final, unilateral
Change Order, Work Authorization Record or any written or oral order, direction, instruction, interpretation or determination by a WSF Representative, the Contractor shall:

    (a) Give a signed written notice of protest to the WSF Representative at least one (1) working day prior to performing the work;
    (b) in the case of work suspension or delay caused by WSF as described in 19.2 (b), no later than seven (7) working days after such suspension or event of delay, give a signed written notice of protest to the WSF Representative;
    (c)  supplement the written notice of protest within fifteen
(15) days with a written statement providing the following:

      (i)   the date of the protested action,
      (ii) the nature and circumstances which caused the protest,
      (iii) the Contract Document provisions that support the protest,
      (iv) the estimated dollar cost, if any, of the protested work and how that estimate was determined, and
      (v) an analysis of the progress schedule showing the schedule change or disruption if the Contractor is asserting a schedule change or disruption; and

      (vi) if the protest is continuing, supplement the information required above upon request by the WSF Representative. In addition, the Contractor shall promptly provide the WSF Representative as soon as possible, and in no event later than issuance of the Final Contract Voucher Certificate, a written statement of the actual adjustment in the Total Contract Price and Contract Time requested. To the extent that the WSF Representative is unable to obtain accurate information due to the Contractor's delay in providing such information, the WSF Representative shall be entitled to make any reasonable presumption with respect to such information, which presumption may not later be contested or challenged by the Contractor.

14.2. Throughout any protested work, the Contractor shall keep complete records of costs and time incurred. The Contractor shall permit the WSF Representative access at any reasonable time to these and any other records needed for evaluating the protest.

14.3. The WSF Representative will evaluate all protests provided the procedures in this Section are followed. If the WSF
Representative determines that a protest is valid, WSF will make an equitable adjustment in the Total Contract Price and/or
Contract Time. No adjustment will be made for an invalid protest.

14.4. Notwithstanding any protest, the Contractor shall proceed promptly with the work as directed by the WSF Representative.

14.5. The failure of the Contractor to initiate, pursue and evidence its protest of any final, unilateral Change Order, Work Authorization Record, or any other order, direction, instruction, interpretation or determination made by a WSF Representative in accordance with all of the terms of this Article (including the Contractor's duty to disclose all relevant information to the WSF Representative) shall be deemed a waiver of its right to any adjustment in the Contract Time and Total Contract Price and shall constitute an accord and satisfaction with respect to all issues relating to such matter, provided that such accord and satisfaction shall in no way relieve the Contractor from completing all of the Contract Work in accordance with the Contract Documents.

15. DISPUTES AND CLAIMS

15.1. If the Contractor claims that it is entitled to an adjustment in the Contract Time and/or Total Contract Price, and provided that, the Contractor has pursued and exhausted all the means provided in Article 14 to resolve a dispute, the Contractor may file a claim as provided in this Article.

15.2. All claims of the Contractor shall be in writing, filed with the WSF Representative as soon as possible, and in no event later than the issuance of the Final Contra Voucher Certificate. All claims should be in sufficient detail to enable the WSF Representative to ascertain the basis and amount of the claim. All claims shall be submitted to the WSF Representative. As a minimum, the following information must accompany each claim submitted:

   15.2.1. A detailed factual statement of the claim providing all necessary dates, locations, and items of work affected by the claim.

   15.2.2. The date on which facts arose which gave rise to the claim.

   15.2.3. The name of each WSF individual, official, or employee and each Contractor or Subcontractor employee or agent involved in, or knowledgeable about, the claim.

   15.2.4. The specific provision of the Contract Documents which support the claim and a statement of the reasons why such provisions support the claim.

   15.2.5. A detailed statement setting forth all facts supporting its position relating to the decision of the WSF
Representative, if the claim relates to a decision of the WSF
Representative which the Contract leaves to the WSF
Representative's discretion or as to which the Contract provides that the WSF Representative's decision is final.

   15.2.6. The identification of any documents and the substance of any oral communications that support the claim.

   15.2.7. Copies of any identified documents, other than documents prepared b WSF and documents previously furnished to WSF by the Contractor, that support the claim.

   15.2.8.  If an adjustment in the Contract Time is sought:

     (a)  the specific days and dates for which it is sought
     (b) the specific reasons the Contractor believes a time adjustment should be granted;
     (c) the specific provisions of the Contract under which it is sought; and
     (d) the Contractors analysis of its progress schedule to demonstrate the reason for such adjustment.

   15.2.9. If additional compensation is sought, the exact amount claimed and a breakdown of that amount into the following categories:

   (a)  labor;
   (b)  materials;
   (c)  overhead;
   (d) Subcontractors claims (in the same level of detail as specified herein); and
   (e)  other categories as specified by the Contractor or WSF.

  15.2.10.  A signed, dated and notarized statement to the WSF
Representative containing the following language:

Under the penalty of law for perjury or falsification, the undersigned,


               (name)




               (title)


               (company)

hereby certifies that the claim for extra compensation and time, if any, made herein for work on this Contract is a true statement of the actual costs incurred and time sought, and is fully documented and supported under the Contract between the parties.

15.3. It shall be the responsibility of the Contractor to keep full and complete records of the costs and additional time incurred for any alleged claim. The Contractor shall permit the WSF Representative to have access at all reasonable times to those records and any other records as may be required by the WSF Representative to determine the facts of contentions involved in the claim. The Contractor shall retain those records for a period of not less than three (3) years after Final Acceptance.

15.4. The fact that the Contractor has provided a proper notification, provided a properly filed claim, or provided the WSF Representative access to records of actual cost, shall not in any way be construed as proving or substantiating the validity of the claim.

15.5. The Contractor shall pursue administration of any claim only with the WSF Representative until such time as WSF has issued a decision.

15.6. All such documentation must be submitted promptly so as not to delay or impede review by the WSF Representative. To the extent that the WSF Representative is unable to obtain accurate information due to the Contractors delay in providing such information, the WSF Representative shall be entitled to make any reasonable presumption with respect to such information, which presumption may not later be contested or challenged by the Contractor.

15.7. The failure of the Contractor to initiate, pursue and evidence its claim in accordance with all of the terms of this Article (including the Contractor's duty to disclose all relevant information to the WSF Representative) shall be deemed a waiver of its right to any adjustment in the Contract Time and/or Total Contract Price and shall constitute an accord and satisfaction with respect to all issues relating to such matter, provided that such accord and satisfaction shall in no way relieve the Contractor from completing all of the Contract Work in accordance with the Contract Documents. Full compliance by the Contractor with the provisions of this Article is a contractual condition precedent to the Contractors right to seek non-judicial or judicial relief

15.8. Provided that the Contractor is in full compliance with all the provisions of this Article and after the formal claim document has been submitted, WSF will 29 respond, in writing, to the Contractor as follows:

   (a) within sixty (60) days from the date the claim is received by WSF; provided however,
   (b) if in the opinion of WSF the above time period is unreasonable due to the complexity of the claim under consideration, the Contractor will be notified within thirty (30) days from the date the claim is received by WSF as to the amount of time which will be necessary for WSF to prepare its response.

15.9. For the convenience of the parties to the Contract, it is mutually agreed by the parties that any causes of action which the Contractor has against WSF arising from the Contract shall be brought within one hundred and eighty (180) days from and after Final Acceptance; and it is further agreed that any such causes of action shall be brought only in the Superior Court of Thurston County. The parties understand and agree that the Contractor's failure to bring suit within the time period provided, shall be a complete bar to any such causes of action. It is further mutually agreed by the parties that when any claims or causes of action which the Contractor asserts against WSF arising from the Contract are filed or initiated, the Contractor shall permit WSF to have timely access to any records deemed necessary by WSF to assist in evaluating the claims or action.

16.  TESTS AND TRIALS

16.1. When the Contract Work is substantially complete and all associated installation tests have been satisfactorily completed, the Contractor shall conduct dock trials in accordance with the Contract Documents.

16.2. After successful dock trials and when the Vessel is ready in all respects for sea, except for minor items that have no effect on the ability of the Vessel to be safely and legally taken to sea, the Contractor shall conduct sea trials in accordance with the Contract Documents.

16.3. To insure that the Vessel is in proper condition for Redelivery, WSF, the Contractor and appropriate Authoritative Agencies will complete a joint inspection of the Vessel at least three (3) working days prior to the scheduled Redelivery. The inspection shall include the testing of individual systems, equipment, machinery, and components, both new and existing, to demonstrate satisfactory workmanship, operation, and compliance with the requirements, intent, and substance of the Contract Documents. This inspection will not be made until the Contractor has carefully checked, and has reported that all Contract Work has been satisfactorily completed. Prior to Redelivery, the Contractor shall correct any discrepancies arising from this joint inspection.

17.  REDELIVERY

17.1. The Contractor shall provide the attention and labor force necessary to facilitate progress of the Contract Work so that the Contract Work will be completed and Redelivery to WSF effected at Eagle Harbor, between 8:00 AM and 2:00 PM on the Redelivery Date. TIME IS OF THE ESSENCE IN THE CONTRACT. The Contractor shall arrange and pay and assume all liability for moving the Vessel from the Shipyard to Eagle Harbor for Redelivery. Contractor shall not enter into any transport or towage contract or similar agreement under which liability is assumed by WSF and/or the Vessel. The Contractor shall hold harmless and indemnity WSF in respect of any and all claims for loss, liens, damage, fines or expense, including legal costs, arising out of or in connection with the movement of the Vessel.

17.2. Upon Redelivery, the Vessel shall be clean throughout; all Contractor tools, equipment and excess material shall be removed from the Vessel. Bilges throughout the Vessel shall be clean, dry, and oil free. The Vessel at Redelivery shall be in a condition so that it can immediately re-enter its usual service, and the Contractor hereby warrants that it has reviewed the Vessel's usual service and is fully cognizant of the details of such service. WSF and the Contractor will acknowledge Redelivery by executing a letter to be prepared by WSF. This letter shall be drafted by the WSF Representative and co-signed by an authorized Contractor's representative indicating concurrence with its contents. The Redelivery letter shall contain, but is not limited to the following information:

    (a)  the date, time and place of Redelivery;
    (b)  the general condition of the Vessel at Redelivery;
    (c) if WSF is willing to accept Redelivery prior to completion of all the Contract Work:

 (i) a description of any major discrepancies existing at time of Redelivery and the deadline for their correction;
 (ii) as an enclosure, a listing of any minor discrepancies existing at the time of Redelivery with a schedule for their correction; and
 (iii) a description of any alleged discrepancy which is in dispute at the time of Redelivery.

17.3. If the Contract Work is not finished on the Redelivery Date, then at such time or any time thereafter, WSF, in addition to any other rights it may have under this Contract, shall have the option, but not the duty, to take Redelivery of the Vessel, and treat all unfinished Contract Work (which may be work commonly know as punch fist work) as Warranty Deficiencies subject to completion and/or repair under Article 21 or on terms otherwise acceptable to WSF. The return of the Vessel under the terms of this paragraph shall constitute Redelivery subject to said Warranty Deficiencies. Any Warranty Deficiencies which can be identified at such time will be included in the letter delivered at Redelivery provided that failure to identify any Warranty Deficiency shall not prejudice WSF rights under Article with respect thereto. Redelivery under the terms of this paragraph may not occur before the Substantial Completion Date.

17.4. In addition to its rights under Section 17.2, WSF may take redelivery of the Vessel under such terms as it instructs prior to completion of the Contract Work, but after completion of a sufficient portion of the Contract Work such that WSF deems that the Vessel is fit for its intended service. Such redelivery shall not be deemed Redelivery (provided, however, that provisions in this Contract relating to towage in anticipation of Redelivery shall apply to such redelivery), and the Contractor will remain responsible for completion of the Contract Work (which may be work commonly know as punch fist work) within the Contract Time, provided that to the extent the Contractor's Work is delayed or made more difficult as a result of this redelivery, the Contractor shall be entitled to an extension in the Contract Time and/or an increase in the Total Contract Price pursuant to a Change Order.

17.5. In no event shall Redelivery be delayed or withheld because of disputes between the Contractor and WSF.

18. FAILURE TO COMPLETE ON TIME

18.1. The Vessel is an operating unit of the complete WSF system, and the Contract is a link in a chain of successive renovations over the next decade. Delays inconvenience the traveling public and interfere with and delay commerce. In view of this fact, it is essential that the Contract Work be completed at the earliest possible time, and failure to complete the Contract Work within the Contract Time will result in loss of passenger money and other operating revenue, and incurrence of operating and other expenses to WSF. Delays also cost taxpayers undue sums of money, adding time needed for administration, engineering, inspection and supervision. In view of the foregoing, and because the parties find it impractical to calculate the actual cost of delays, it is mutually agreed between WSF and the Contractor that liquidated damages, in lieu of actual damages, in the amount of Ten Thousand Dollars ($10,000) per calendar day will be assessed against the Contractor for each and every calendar day that Redelivery of the Vessel to WSF extends past the Redelivery Date. Such liquidated damages shall not exceed the sum of $600,000. The payment of liquidated damages shall be made monthly in arrears as an adjustment to the progress payment due.

18.2. The Contractor acknowledges that the liquidated damages agreed to herein are solely and exclusively for damages suffered by WSF in connection with loss of passenger money, other operating revenue loss and additional occurrence of operating and other expenses incurred by WSF due to delay. Any and all other damages incurred by WSF including, but not limited to, those arising from an Event of Default, from Warranty Deficiencies and extra costs incurred by WSF as a result of poor workmanship by the Contractor are in addition to the liquidated damages referred to above.

19.  EXTENSION OF TIME

19.1. At any time the Contractor anticipates difficulty for any reason in completing the Contract Work and effecting Redelivery on or before the Redelivery Date, then, whether or not the Contractor believes such delay justifies an extension in the Contract Time under the terms of this Article, the Contractor shall immediately notify the Project Engineer verbally which verbal notice shall be followed within two (2) days by a written notice. This notice should identify the reason for the delay, but is not in lieu of the written request required by Section 19.3 hereof Receipt of this notification is not to be construed as a waiver of any rights which WSF may have under this Contract.

19.2. The Contract Time may be extended for a period equal to the time WSF determines, based on a critical path analysis, that completion of the Contract Work 8 has been delayed because of:

      (a)  extremely severe unseasonable weather;
      (b) any action, neglect or default of WSF, its officers, or employees that is inconsistent with WSF's obligations under the terms of the Contract;
      (c) fire or other casualty for which the Contractor is not responsible;
      (d) the combined action of workers which constitutes a strike; or
      (e)  exceptional cases not specifically identified in items
(a) through (d) provided that the request letter described in
Section 19.3 proves the Contractor could not reasonably anticipate the delay and had no control over the cause of the delay and could have done nothing to avoid or shorten it.

19.3. The Contractor shall submit any request for an extension in the Contract Time to WSF in writing no later than seven (7) days after the occurrence of the event which is the cause of the delay. Failure to do so shall be deemed a waiver of any right to an extension for such event. To be considered, the request shall be in sufficient detail to enable WSF to ascertain the basis and the amount of time requested.

19.4. If the amount of time requested combined with the extensions granted pursuant to previous requests, Change Orders and Work Authorization Records equals twenty-five (25) percent or more of the original Contract Time, the Contractor's letter of request must bear the consent of all Sureties issuing contract, performance or payment bonds on this Contract under RCW 39.08.010 that said security will remain bound under the terms of the Contract. Once this consent is given, additional consent of such Sureties will not be required until the revised Contract Time, as extended by all subsequent Change Orders, Work Authorization Records, or otherwise, is again exceeded by twenty-five percent (25%), or more, of the cumulative revised Contract Time. In the case of alternate security, the owner of alternate surety will be deemed to have agreed that all alternate security shall remain bound under the Contract irrespective of any extensions to the original Contract Time.

19.5. The reasons and times of extensions shall be determined by WSF and such determination will be final. The Contractor may protest this decision in accordance with the terms of Article 14.

19.6. The Contractor shall not be entitled to a time extension for:

     (a) failure to obtain necessary materials and sufficient workers;
     (b) Change Orders, protests, increased quantities, or changed conditions that do not delay the completion of the Contract Work or otherwise prove to be invalid or inappropriate extension requests;
     (c)  delays caused by duly rejected Working Drawings;
     (d)  rejection of faulty materials and workmanship; or
     (e)  delays by any Subcontractors or suppliers.

19.7. Under no circumstances will the Contractor be entitled to any extension of the Contract Time for any delay resulting from causes in existence on or before the date hereof.

19.8. WSF will not allow an extension in the Contract Time for any cause if it resulted from the Contractor's default, collusion, action, or inaction, or failure to comply with the Contract Documents. The Contractor shall not be entitled to an extension in the Contract Time to the extent that it fails to mitigate the loss of time in an otherwise valid claim for an extension in the Contract Time.

19.9.  Extensions in the Contract Time pursuant to Change Orders,
Indefinite Quantity Work and Protests will be handled under the procedures set forth in Articles 12, 13, 14 and 15.

20. BONUS

The Vessel is an operating unit of the complete WSF system and the Contract is a link in a chain of successive renovations over the next decade. Early Redelivery enhances system performance and may expedite successive renovations providing benefits to the public and to commerce. If the Contract Work can be completed prior to the Redelivery Date, the Contractor shall be entitled to a bonus. The amount of the bonus shall be Fifteen Thousand Dollars ($15,000.00) per calendar day, thirty (30) days maximum, for each day that Redelivery precedes the Redelivery Date. Notwithstanding the foregoing, the Contractor shall not be entitled to a bonus to the extent that such early Redelivery is a result of an adjustment to the Contract Time which is made after Redelivery has occurred (as a result of a protest, claim or otherwise).

21.  WARRANTY DEFICIENCIES AND REMEDIES

21.1. "Warranty Deficiencies" shall mean any deficiency, imperfection, fault, inferiority or defect in the workmanship, materials and design of the Contract Work or the fitness of the Vessel with respect thereto, or the failure of Contractor's workmanship, materials or design to meet the terms of the Contract Documents. Without Emitting the foregoing, the ten-n "Warranty Deficiencies" shall include any unsatisfactory vibrations, noise or temperature levels. "Correction Period" shall mean a period of twelve (12) months from the actual Redelivery plus any extension provided for herein; Provided such Correction Period shall not be a Limitation on warranties reserved by or granted to WSF under this Article.

21.2. Notwithstanding any action or inaction by WSF or any of the Authoritative Agencies in connection with Contract Work, if at any time within the Correction Period there shall appear, arise, exist or occur any Warranty Deficiency, whether or not discovered during the Correction Period, said Warranty Deficiency shall be made good, at the Contractors expense, to the requirements of the Contract Documents; provided, however, the Contractor shall not be responsible for the cost of correcting any such Warranty Deficiency to the extent that such Warranty Deficiency is due to ordinary wear and tear. At the discretion of WSF, any work required to be performed by the Contractor pursuant to the provisions of this Article shall be carried out

    (a)  at the Vessel's home port unless impractical; or
    (b) with the concurrence of the Contractor, while the Vessel is underway; or
    (c) if neither of the foregoing options are available,
        (i)   at the Shipyard of the Contractor; or
        (ii) with the concurrence of the Contractor at another shipyard.

Notwithstanding the foregoing, WSF may independently arrange to have Warranty Deficiencies corrected at sea or by a shipyard or ship repair yard at any port satisfactory to WSF on condition that Contractor has received prior notice of the Warranty Deficiency and that the Warranty Deficiency is repaired in a sound and workmanlike manner. In such event the Contractor shall be liable to WSF for the expense incurred at the chosen yard, including the cost of drydocking the Vessel within the limitations of this Article hereof, if necessary. Alternatively, in the event that the repairs are performed by WSF itself, the Contractor shall be liable for all reasonable costs incurred by WSF in performing the repairs.

21.3. WSF shall notify the Contractor in writing of any Warranty Deficiency for which the Contractor is liable pursuant to Section
21.2 above within ninety (90) days after its discovery. Whenever WSF discovers a Warranty Deficiency and decides to correct it or have it corrected, WSF shall promptly give the Contractor notice thereof and whenever practical (taking into consideration the necessity of keeping the Vessel performing its usual service) the Contractor shall be given an opportunity to inspect the Warranty Deficiency or damage before it is remedied. WSF shall have the burden of proving the existence of a Warranty Deficiency and shall have the burden of proving that any such Warranty Deficiency occurred within the Correction Period. Whenever practical (taking into consideration the necessity of keeping the Vessel performing its usual service), the Contractor shall be given complete access to the Vessel and to all records of WSF relating thereto for the purpose of verifying the existence of the Warranty Deficiency and of determining the Contractors obligation to correct it.

21.4. For the determination of any underwater Warranty Deficiencies, WSF, at its expense, may drydock the Vessel or carry out an underwater survey, during or after the Correction Period. WSF shall pay, at its expense, for the haul day, refloat day and any lay days required to accomplish the Vessel's normal drydocking maintenance; provided, however, that if a Warranty Deficiency is discovered, the correction of which requires additional drydocking time, the Contractor, in addition to the cost of the correction of the Warranty Deficiency, as provided in this Article, shall also pay for each additional drydocking lay day. If it becomes necessary to drydock the Vessel solely for the correction of a Warranty Deficiency, the cost of the entire drydocking required for the correction of the Warranty Deficiency, as well as the cost of remedying the Warranty Deficiency, as provided in this Article, shall be at the expense of the Contractor.

21.5. The Contractor shall save and hold WSF harmless with respect to any taxes, ad valorem duty or similar duty imposed or assessed on any payment made in connection with the correction of a Warranty Deficiency.

21.6. The Contractor shall assign to WSF any guarantee or warranty furnished in connection with its purchase of any equipment, materials or items used in the work done pursuant to this Article.

21.7. At the end of the Correction Period, the Contractor agrees to transfer and assign to WSF, as to any item of material, equipment and machinery installed in the Vessel, the guarantee or warranty rights of the Contractor against the vendor or supplier of such items where, under the terms of such vendors or supplier's guarantee, the vendor's obligations extend for a period beyond the Correction Period; provided, that the Contractor may exclude from such assignment any rights against the vendor or supplier in favor of the Contractor for corrective work performed for WSF without charge.

21.8.  Contractor's warranty with regard to all Owner Furnished
Equipment shall be limited to workmanlike installation in accordance with the manufacturer's specifications, good shipbuilding practice, and the Contract Documents.

21.9. Subsequent to Redelivery, should the Contractor so request, and at the risk and expense of Contractor, the Contractor may place a warranty engineer on board the Vessel, who shall represent Contractor and have full opportunity to observe and inspect the working of the Vessel in all its parts, but without any directing or controlling authority over the Vessel.

21.10. If in the good faith opinion of WSF, the repair of Warranty Deficiencies requires that the Vessel be removed from service, the Correction Period for the Vessel shall be adjusted to cover a period extending for a period of time equal to the number of calendar days (or partial days) which the Vessel was out of service due to the repair of the Warranty Deficiency. In all cases, upon the correction of a Warranty Deficiency, the Correction Period with respect to the piece of equipment or other item on which the repair was made shall be adjusted to cover a period extending to twelve months from the date of repair of such item was completed. In all events, the maximum Correction Period will be twenty-four (24) months.

21.11. Should any disagreement arise in connection with Warranty Deficiencies, the Contractor may protest any action taken by WSF in the manner set forth in, and subject to the terms of, Article
14. If no WSF Representative has been appointed, such protest will be made to the Project Engineer.

21.12. Notwithstanding Section 15.9, WSF shall have all remedies available to it under applicable law to enforce its rights under this Article.

21.13. The rights and remedies provided in this Article are in addition to, and not in substitution of, any rights and remedies which WSF might have as a matter of law or otherwise under the Contract Documents or in law or equity. The failure of WSF to exercise the rights and remedies conferred upon it hereunder, shall not constitute a waiver of any of its rights or remedies at any subsequent time. WSF specifically reserves all other written, oral, implied, statutory and common law warranties to WSF arising from performance of the Contract Work.

22. TERMINATION FOR DEFAULT

22.1. The following shall constitute "Events of Default" of the Contractor under this Contract:

     (a)  the failure of the Contractor to prosecute the Contract
Work with such diligence and in such manner as will enable it to complete such Work on or before the Redelivery Date and/or
Contractor's failure to effect Redelivery on the Redelivery Date;

      (b) the failure of the Contractor to provide sufficient, properly skilled workers or satisfactory materials and equipment so as to be able to perform the Contract Work within the Contract
Time;

      (c) the failure of the Contractor to relieve unsatisfactory workers upon WSF's direction;

      (d) the failure of the Contractor in any other respect to perform any of its covenants, agreements, or undertakings under this Contract;

      (e) the existence of any material inaccuracy in any warranty or representation made by the Contractor as of the time such warranty or representation was made; or

      (f) the Contractor making a general assignment for the benefit of its creditors, the filing by the Contractor of a petition in voluntary bankruptcy or of a petition for reorganization or for other relief under any bankruptcy or insolvency law, the filing of a petition by the Contractor at common law or in equity for the appointment of a receiver in any court, or the filing against the Contractor by one or more of its creditors of a petition seeking the appointment of a receiver of the Contractor's assets, whether temporary or permanent, or seeking relief under any bankruptcy or insolvency law, which petition shall not have been dissolved within a period of ten
(10) days from the date of the filing of the petition in that court.

22.2. Once WSF determines that sufficient cause exists to terminate the Contract for default, WSF shall give written notice to the Contractor and its Surety specifying that the Contractor is in breach of the Contract, and that the Contractor is to remedy the breach within the time period specified in the notice. WSF may, in writing and at its option, extend such time period if, in WSF's sole judgment, an extension is justified. If WSF determines that an emergency exists as a direct result of such default, WSF may immediately terminate the Contract effective upon the Contractors receipt of written notice thereof Emergencies include but are not limited to:
 endangerment of life or property; failure to timely obtain insurance or Contract Security; or failure to pay any taxes required by this Contract. After the expiration of the default notice period, if one or more of the defaults described in such notice then remains unremedied, WSF may, by serving written notice to the Contractor and Surety, either:

   (a) Transfer the performance of the Contract Work from the Contractor to the Surety; or
   (b) Terminate the Contract and at WSF's option prosecute it to completion by contract or otherwise.

    If WSF elects to pursue one remedy, it will not bar WSF from pursuing other remedies on the same or subsequent breaches.

    Upon receipt of a notice that the Contract Work is being transferred to the Surety, the Surety shall enter the Shipyard and take possession of the Vessel and all materials, tools, and appliances for the purpose of completing the Contract Work, and employ by contract or otherwise any person or persons satisfactory to WSF to finish the Contract Work and provide the materials without termination of the Contract. Such employment shall not relieve the Surety of its obligations under the Contract and Contract Security. If there is a transfer to the Surety, payments on estimates covering Contract Work subsequent to the transfer shall be made to the extent permitted under law to the Surety or its agent without any right of the Contractor to make any claim.

    Upon receipt of a notice that WSF elects to terminate the Contract, WSF may enter the Shipyard, take possession of and remove the Vessel (which shall not be Redelivery) and any Vessel material purchased from the Shipyard or wherever else it may be located, with or without judicial intervention. WSF may transport the Vessel and any such materials to another facility designated by WSF for the purpose of completing the Contract Work. If WSF elects to have all or part of the Contract Work completed in any other shipyard or at sea the Contractor shall, upon WSF's request, assign to WSF all of its rights under such subcontracts and orders for material, services and supplies to be used in the performance of said Contact Work to WSF.

22.3. If WSF terminates the Contract because of an Event of Default, the Contractor shall not recover any further payments until the Contract Work has been completed and only if the unpaid portion of the Total Contract Price exceeds all of the costs and damages (including litigation costs, attorney fees, and liquidated damages as provided in Article 18) incurred by WSF in enforcing this Contract and completing the Contract Work (the "WSF Expense"). If the unpaid portion of the Total Contract Price exceeds the WSF Expense, WSF will pay the excess amount to the Contractor. If the WSF Expense exceeds the unpaid balance of the Total Contract Price, or if there is no unpaid balance, WSF will deduct the unsatisfied portion of the WSF Expense from the Contract Security provided by the Contractor and return the balance, if any, to the Contractor. If the WSF Expense exceeds the amount of the Contract Security the Contractor shall pay the difference on demand to WSF.

22.4. The rights conferred upon WSF under the terms of this Article shall be cumulative (unless clearly inconsistent) and in addition to, and not in substitution of, any other rights which WSF has under this Contract, the Contract Security, in law or in equity. The failure of WSF to exercise the rights and remedies conferred upon it hereunder, shall not constitute a waiver of any of its rights or remedies at any subsequent time. Any retention or payment of monies to the Contractor by WS will not release the Contractor from liability.

22.5. If WSF has terminated this Contract for default, and it is later determined for any reason that the Contractor was not in default, the rights and obligations of the parties shall be the same as if the notice of termination had been issued pursuant to
Article 23, TERMINATION FOR PUBLIC CONVENIENCE.

23. TERMINATION FOR PUBLIC CONVENIENCE

23.1. WSF, upon written notice to the Contractor, may terminate the Contract in whole, or from time to time in part, whenever:

     (a) the Contractor is prevented from proceeding with the Contract Work as a direct result of an Executive Order of the President with respect to the prosecution of war or in the interest of national defense; or an Executive Order of the President or Governor of the State with respect to the preservation of energy resources;
     (b) the Contractor is prevented from proceeding with the Contract Work by reason of a preliminary, special or permanent restraining order of a court of competent jurisdiction where the issuance of such restraining order is primarily caused by acts or omissions of persons or agencies other than the Contractor; or
     (c) WSF determines that such termination is in the best interests of the State.

23.2. Whenever the Contract is terminated in accordance with this Article, the Total Contract Price will be adjusted based on the principles set forth in Sections 12.4, and 13.0.

23.3. After receipt of a notice of termination in accordance with the above procedures, the Contractor, in order to receive payment, shall submit to WSF its claim in sufficient detail to enable WSF to ascertain the basis and amount of such claim (the "Termination Claim"). The Termination Claim shall be submitted promptly but in no event later than sixty (60) days from the effective date of termination. The Contractor shall pursue resolution of its Termination Claim through the established administrative channels to the Assistant Secretary. The Contractor agrees to make its records available to the extent deemed necessary by the Assistant Secretary to verify its Termination Claim. In the event the Termination Claim is not accepted, the Contractor may appeal to the Secretary for determination. The decision of the Secretary will be final.

24. SUSPENSION OF WORK

24.1. WSF may order suspension of all or any part of the Contract Work if:

     (a) Extremely severe unseasonable weather and such other conditions beyond the control of the Contractor that prevent satisfactory and timely performance of the Contract Work; or
     (b) The Contractor does not comply with the Contract or the WSF Representative's orders.

When ordered by the WSF Representative to suspend or resume
Contract Work, the Contractor shall do so immediately.

If the Contract Work is suspended for reason (a) above, the period of work stoppage will be counted as non-working days. But if the WSF Representative believes the Contractor should have completed the suspended work before the suspension, all or part of the suspension period may be counted as working days. The WSF Representative will set the number of non-working days (or parts of days) by deciding how long the suspension delayed the entire Contract.

If the Contract Work is suspended for reason (b) above, the period of work stoppage will be counted as working days. The lost work time, however, shall not relieve the Contractor from any Contract responsibility. If the performance of all or any part of the Contract Work is suspended for an unreasonable period of time by an act of WSF in the administration of the Contract, or by failure to act within the time specified in the Contract (or if no time is specified, within a reasonable time), WSF will make an adjustment for any increase in the Total Contract Price and/or Contract Time for the performance of the Contract (excluding profit) necessarily caused by the suspension. However, no adjustment will be made for any suspension if (1) the performance would have been suspended by any other cause, including the fault or negligence of the Contractor, or (2) an equitable adjustment is provided for or excluded under any other provision of the Contract.

If the Contractor believes that the performance of the Contract Work is suspended for an unreasonable period of time and such suspension is the responsibility of WSF, the Contractor shall submit a written notice of protest to the WSF Representative as provided in Article 14. No adjustment shall be allowed for any cost incurred more than seven (7) working days before the date the WSF Representative receives the Contractors written notice of protest. If the Contractor contends damages have been suffered as a result of such suspension the protest shall not be allowed unless the protest (stating the amount of damages) is asserted in writing as soon as practicable, but no later than the issuance of the Final Contract Voucher Certification. The Contractor shall keep full and complete records of the costs and additional time of such suspension and shall permit the WSF Representative to have access to those records and any other records as may be deemed necessary by the WSF Representative to assist in evaluating the protest.

The WSF Representative will determine if an equitable adjustment in Total Contract Price and/or Contract Time is due as provided in this Article. The equitable adjustment for increase in Total Contract Price, if due, shall be subject to the limitations provided in Article 15, provided that no profit of any kind will be allowed on any increase in Total Contract Price necessarily caused by the suspension.

Request for extensions of Contract Time will be evaluated in accordance with Article 19. WSF's determination as to whether an adjustment should be made will be final as provided in Article
19. No claim by the Contractor under this Article shall be allowed unless the Contractor has followed the procedures provided in this Article and in Articles 14, 15 and 19.

25. SUBCONTRACTORS

25.1. WSF recognizes that the Contractor may desire to subcontract part of the Contract Work; however, the Contractor is obligated to obtain WSF's prior written approval as to each such Subcontractor (See Section 25.10). WSF will approve a Subcontractor only if satisfied with the proposed Subcontractor's record, equipment, experience, and ability. Work done by the Contractor itself shall account for at least forty percent (40%) of the total Contract Work.

25.2. All work to be subcontracted shall be evidenced by a written agreement between the Contractor and the Subcontractor or between the Subcontractor and any other Subcontractor, a copy of which shall be delivered to WSF within three (3) days of execution and in all events before such work commences. All subcontracts shall include a copy of this Article, Articles 39-41 and Exhibit I to this Contract as exhibits to any subcontract. AN subcontracts shall expressly state that the Subcontractor consents to the provisions of this Article and Articles 39-41 and will comply with the provisions of Exhibit I to this Contract. The Contractor shall attach to the copy delivered to WSF a certificate stating that the subcontract complies with all relevant provisions contained in Exhibit I hereto and includes the provisions required under this Article and Articles 39-41.
In the event that WSF discovers at any time that the subcontract does not comply with such provisions, WSF shall have the right to terminate the subcontract immediately, and the Contractor shall not be entitled to an adjustment in the Total Contract Price or the Contract Time as a result of such termination.

25.3. All subcontracts shall provide that all obligations imposed by the Contract Documents on the Contractor, with respect to or in connection with the Contract Work to be subcontracted, shall be assumed by such Subcontractor.

25.4.  WSF approval to subcontract shall not:

       (a) relieve the Contractor of any responsibility for performance of all of the Contract Work;

       (b) relieve the Contractor of any obligation or liability under the Contract or relieve the Contractor and/or any Surety of any obligation or liability under Contract Security;

       (c) create any contract between the WSF and the Subcontractor; or

       (d)  convey to the Subcontractor any rights against WSF.

25.5. To the extent that any Subcontractor desires to further subcontract any portion of the Contract Work, it shall do so in accordance with this Article as if it were the Contractor. Such subcontractors of Subcontractors shall be deemed Subcontractors for purposes of this Contract. No direct Subcontractor of the Contractor may further subcontract more than twenty-five percent (25%) of the Contract Work which was subcontracted to it.

25.6. WSF will not consider as subcontracting the purchase or delivery of materials to the Shipyard unless such materials are furnished by an approved Subcontractor as part of its subcontract. WSF reserves the right to approve or reject any suppliers from whom the Contractor purchases or receives materials for use in the Contract Work.

25.7. The Contractor shall certify to the amounts paid to any DBE firms that were Subcontractors. This certification shall be supplied with the Final Contract Voucher Certification on the form provided by WSF.

25.8. If dissatisfied with any part of the subcontracted work, WSF may request in writing that the Subcontractor be removed. The
Contractor shall comply with this request at once and shall not employ the Subcontractor for any further Contract Work.

25.9. ALL Subcontractors and suppliers must warrant their work and/or materials at least to the same extent as provided in this Contract and such warranties shall expressly provide that WSF is a third party beneficiary of such warranty entitled to enforce such rights directly against the Subcontractor or supplier.

25.10. A Subcontractor will not be permitted to perform any Contract Work under the Contract until the following and, where required by WSF, approved by the WSF Representative:

        (a) Request to Sublet Work (Form 421-012); and an executed "Acknowledgment of Subcontract Terms" in the form attached hereto as Exhibit 2.;

        (b)  Statement of Intent to Pay Prevailing Wage (Form
F700-029-000(1 1-89) (Submitted to the Washington State
Department of Labor and Industries with a copy to the WSF
Representative);

        (c)  Contractor and Subcontractor or Agent Forms and
Certification for Federal-aid Projects; and

        (d)  Such other documents as WSF may reasonably request.

25.11. The Contractor's records pertaining to the requirements of this Article shall be open to inspection or audit by representatives of WSF, FTA and FHWA prior to, and for a period of not less than three (3) years after, the date of Final Acceptance. The Contractor shall retain the records for that period. The records of all Subcontractors shall be open to similar inspection or audit for the same period, and the Contractor shall be responsible for assuring such records are maintained.

25.12. The Contractor shall be responsible for making certain that equivalent restrictions in the enforcement of lien and in rem rights are included in all of its contracts with Subcontractors and suppliers of materials as specified in Article
40.

26. EMPLOYMENT OF OTHERS

26.1. WSF shall be permitted to utilize any of its employees, officers, crew or direct labor contractors or other personnel in any work other than Contract Work upon the Vessel, at any time, provided that the Contractor will have previously received notification of such employment and such work does not materially interfere with the performance of the Contract Work by the Contractor. WSF shall not be r sum for the exercise of this right.

26.2. As a specific instance of WSF's rights under Section 26.1, in the event that WSF and the Contractor cannot reach agreement on the terms of a Change Order pursuant to Article 12, WSF shall, upon two (2) days written notice, have the right to engage any agent, employee or other outside contractor to perform the work involved.

26.3. The Contractor hereby further undertakes to cooperate with, and provide to WSF or its said employees, officers, crew and all contractors described in this Article all necessary services and assistance required by them to assist them in carrying out their work in order that the work is substantially completed upon the Vessel not later than Redelivery. Any assistance over and above that called for in the Contract Documents should be provided only as authorized by Change Order.

27. RESPONSIBILITIES AND INDEMNITIES

27.1.  Contractor's Responsibility

   27.1.1. As between WSF and the Contractor, the Contractor shall be solely responsible for performance of the Contract Work, for making good all damage, loss or injury to all or any portion of the Vessel from the time of delivery under Section 2.9 until Redelivery, and to any equipment or material used in the performance of the Contract Work, whether or not on or incorporated into the Vessel from the date hereof until Redelivery.

    27.1.2. Where the Contractor removes or dismantles property of WSF, the Contractor shall be responsible for such removals, dismantling, proper storage and protection of any such property and for reinstallation of same in good working order in accordance with applicable Contract Documents. Where WSF requests it, the Contractor shall conduct tests of such equipment. In addition to preparing and painting new work, the Contractor shall properly prepare and touch up existing paint damaged by the Contract Work.

    27.1.3. The Contractor shall not be responsible for damage to the Contract Work or the Vessel caused by: (i) cataclysmic phenomenon of nature constituting an act of God, or (ii) acts of public enemy or of governmental authorities; provided, however, that these exceptions shall not apply should damages result from the Contractor's negligence or its failure to take reasonable precautions or to exercise sound engineering and construction practices in conducting the Contract Work. Notwithstanding the foregoing, the Contractor shall be liable for any damage or loss arising from the causes set forth in this subsection to the extent that said loss was or should have been covered by insurance which the Contractor was required to maintain under
Article 29, such liability to be reduced by any actual recovery under an applicable insurance policy.

    27.1.4. The Contractor shall be responsible for any liability imposed by law for injuries to, or the death of, any persons or damages to property resulting from any cause whatsoever during the Contract Time and at any other time in which Contract Work is performed during the performance of the Contract Work.

    27.1.5. The Contractor shall indemnify and hold harmless WSF, the Commission, the Government and the State and all officers or employees and any agents thereof including, but not limited to the Secretary and the Assistant Secretary against any claims arising from any violation of any laws, ordinances or regulations by the Contractor, the Subcontractors, or the agents or employees of the Contractor and Subcontractors. The Contractor shall indemnity, defend, and save harmless the Government, the State, the Commission and WSF and all officers and employees of the Government and the State from all claims, suits, or actions brought for injuries to, or death of, any persons or damages resulting from the Contract Work or to the extent caused by any act or omission by the Contractor, the Subcontractors or the agents or employees of the Contractor and Subcontractors. In addition to any remedy authorized by law, WSF may retain so much of the money due the Contractor as deemed necessary by WSF to ensure indemnification until disposition has been made of such suits or claims.

27.2. The State, Commission, and all officers and employees of the State, including but not limited to those of the WSDOT, will not be responsible in any manner for any loss or damage that may happen to the Contract Work or any part thereof, for any loss of material or damage to any of the materials or other things used or employed in the performance of Contract Work, for injury to or death of any persons, either workers or the public or for damage to property for any cause which might have been prevented by the Contractor or anyone employed by the Contractor.

27.3. If a claim, suit or action for injuries, death, or damages as provided in the preceding paragraphs of this Article is caused by or results from the concurrent negligence of (a) WSF or WSF agents or employees and (b) the Contractor, the Subcontractors or the agents or employees of the Contractor and Subcontractors, the indemnity provisions provided in the preceding paragraphs of this Article shall be valid and enforceable to the extent of the Contractors negligence.

27.4. The Contractor is wholly responsible for disposal of removed materials and debris, the waste disposal site selection, and all arrangements, and expenses associated with the disposal of removed waste materials and debris. Such arrangements shall be subject to the written approval of WSF and shall specifically protect WSF from any and all damages associated with or arising therefrom.

28. CONTRACT SECURITY

28.1. The Contract Security to be provided will consist of the items set forth in this Article. All Contract Security shall cover all of the Contact Work including Contract Work ordered pursuant to Change Orders and Work Authorization Records.

28.2.  Contract Security for Performance Exposure

    28.2.1.  The Contractor shall provide WSF with Contract
Security for performance exposure in an initial amount equal to 22% of the Initial Price. Contemporaneously with the execution of this Contract, the Contractor will deliver evidence satisfactory to WSF that such security is in place.

    28.2.2. The Contractor may provide this portion of the Contract Security in the form of -.
          (a)  a contract bond, to protect WSF against
performance and payment loss exposure, in an initial amount equal to 52% of the Initial Price;

          (b) a performance bond, to protect WSF against performance loss exposure only, in an initial amount equal to 22% of the Initial Price; or

           (c)  alternate form(s) of security as provided in
Section 28.2.3, below.

    28.2.3.  Alternate Forms of Contract Security for Performance
Exposure

      28.2.3.1. The following alternate forms of Contract Security for performance exposure are acceptable if they provide protection in an amount at least equal to WSF's exposure to performance loss, meet all legal requirements for effectiveness and authenticity, and meet the special requirements set forth in
Section 28.2.3.2.

       (a)  certified check;
       (b)  cashiers check;
       (c)  treasury bill(s);
       (d)  irrevocable bank letter of credit;
       (e)  assignment of a savings account; and/or
       (f) assignment of other liquid asset specifically approved by the Assistant Secretary or his designee.

    28.2.3.2. Alternate forms of Contract Security for performance exposure are subject to the (1) preapproval of the FTA, @A and the Assistant Secretary; and (2) the requirements found in WAC 468-320-050.

28.3.   Contract Securely for Payment Exposure

    28.3.1. WSF requires protection against (i) the Contractors failure to pay all laborers, mechanics, Subcontractors, agents, suppliers, material men and others who have provided services and materials for work under the Contract; (ii) all taxes and other governmental obligations related to this Contract; and (iii) all wage rates required by law. This protection shall in an initial amount equal to 30% of the Initial Price. Contemporaneously herewith, the Contractor shall provide evidence satisfactory to WSF of such protection.

    28.3.2. The Contractor may provide this portion of the Contract Security in the form of:

       (a) a contract bond, to protect WSF against performance and payment loss exposure, in an initial amount equal to 52% of the Initial Price, or

       (b) a payment bond, to protect WSF against payment loss exposure only, in an initial amount equal to 30% of the Initial
Price, or

       (c) receive progress payments only for the labor, materials and services for which the Contractor can provide proof of performance and payment, pursuant to Section 28.3-3.

    28.3.3 In lieu of a contract or payment bond, the Contractor may request application of WSF procedures which will eliminate WSF's exposure to payment loss. Under such procedures, WSF will pay progress payments for labor, materials, taxes, subcontractor and agent expenses up to the amount of physical progress and materials received, as determined by WSF; Provided that the Contractor submits documentation to WSF confirming that (i) payrolls have been met; (ii) materials, taxes, subcontractor and agent expenses have been paid; and (iii) materials and other goods have been received. Confirmation that payrolls have been paid shall be accomplished by providing to WSF an affidavit on a form provided by WSF supported by certified payrolls. Confirmation that all other expenses have been paid and that all materials/goods have been received shall be accomplished by providing to WSF written evidence of such payment and/or delivery (e.g. canceled check or affidavit of payment and delivery).

28.4. The contract bond, performance bond, and payment bond shall be upon the forms furnished by WSF, and signed by an approved surety or sureties. The Surety shall be registered with the Washington State Insurance Commissioner, and the Surety's name shall appear on the current Authorized Insurance Company List in the State of Washington published by the Office of the Insurance Commissioner. Samples of the required contract bond, performance bond and payment bond forms are included in the Bid Package.

28.5. WSF reserves the right to require additional Contract Security at any time the Contract Work increases WSF's exposure to performance or payment loss. In such event, the Contractor shall provide additional Contract Security so that the total Contract Security is not less than WSF's total exposure to performance and payment loss exposure, as re-calculated by WSF at such time. Such additional Contract Security may be declared by WSF to be temporary in nature and only be required during the duration of certain additional Contract Work. At any time that the Total Contract Price reaches 125% of the Initial Price, the Contractor shall obtain the consent of all sureties issuing contract, performance or payment bonds on this Contract that said security will remain bound under the terms of the Contract. Once this consent is given, additional consent of sureties will not be required until the revised Total Contract Price, as increased by all subsequent Change Orders, Work Authorization Records, or otherwise, is again exceeded by more than 25% of the cumulative revised Total Contract Price. In the case alternate security, the owner of alternate security will be deemed to have agreed that all alternate securities shall remain bound under the Contract irrespective of any and all extensions of Contract Time and/or increases to the Initial Contract Price by subsequent Change Orders Work Authorization Records, or otherwise.

28.6.   Duration of Contract Security

    28.6.1. All Contract Security for payment exposure shall remain in effect until the latest of the following dates: (1) the last day for filing of any lien, pursuant to RCW Chapter 60.28 or any other applicable lien law; (2) settlement of any liens filed under RCW Chapter 60.28 or any other applicable hen law; and (3) WSF receipt of releases from other State of Washington agencies.

    28.6.2. All Contract Security for performance exposure shall remain in effect until Final Acceptance of the Contract Work. In addition, the Contract Security for performance exposure shall ensure that WSF receives warranty coverage for all losses resulting from any defects in material and workmanship while WSF has any warranty rights. With the written approval of WSF, the Contractor may vary the form of Contract Security to cover the period after Redelivery, provided that the form of any Contract Security shall comply with the relevant provisions of this Article and further provide, that warranty coverage shall be at least as effective in protecting WSF as that contained in the WSF's standard contract bond. Warranty coverage under a contract bond shall be specified in the bond and shall equal ten percent (10%) on the penal sum of the bond at the time of Redelivery. Warranty coverage under alternate forms of security and combinations of bonding and alternate forms of security shall be equal to at least ten percent (10%) of the combined performance and payment security amount at the time of Redelivery.

28.7. To the extent that the Contractor is required to provide additional Contract Security as a result of Change Orders and Indefinite Quantity Work, the Contractor shall be entitled to recover all costs for providing such additional Contract Security, which additional costs will be handled by Change Order.

28.8. The Contractor shall not use the same assets to secure more than one form of Contract Security.

29. INSURANCE

29.1. The Contractor shall provide evidence of insurance with a carrier or carriers satisfactory to WSF and its insurance broker covering injury to persons and/or property suffered by WSF or a third party, as a result of operations which arise both out of and during the performance of the Contract Work by the Contractor or by any Subcontractor. This coverage will also provide protection against injuries to all employees of the Contractor and the employees of any subcontractor engaged in work on the Contract. The required insurance shall be provided by companies or through sources approved by the Washington State Insurance Commissioner pursuant to Title 48 RCW.

Evidence of insurance shall be furnished to WSF contemporaneously with execution of the Contract by WSF. Such evidence, executed by the carrier's representative and issued to WSF, shall consist of a certificate of insurance or policy declaration page with required endorsements attached thereto. Acceptance by WSF of deficient evidence does not constitute a waiver of Contract requirements.

All required insurance shall be kept in force until the Completion Date of the Contract. Written notification is required to be delivered to the Secretary of Transportation, care of the WSF Representative, forty-five (45) days before cancellation of any coverage or reduction in any limits of liability.

29.2   Types of Insurance

    29.2.1 The Contractor shall provide insurance covering Ship Repairs Legal Liability with a limit of liability of at least $36,440,000-00 and deductibles not to exceed $100,000-00. In addition to liability for physical loss of, damage to, or damage caused by the Vessel imposed upon the Contractor by law or contract, as provided herein, and by Ship Repairs Legal Liability, such insurance shall be caused to specifically include:

  (a)  conversion risks;

  (b)  a discovery period of not less than 180 days;

  (c) sea trials as often as necessary for completion and testing of the Contract Work; and

  (d) coverage in respect of OFE from the time of delivery of OFE to the Contractor.

    29.2.2 The Contractor shall provide insurance covering Comprehensive or Commercial General Liability. Such insurance shall cover all operations by, or on behalf of, the Contractor including all operations by a Subcontractor, providing insurance for bodily injury and property damage liability including coverage for premises and operations, products and completed operations, contractual liability, broad form property damage including property in the Contractors care, custody and control, and personal injury liability. The minimum liability shall be:

    (a)  If the Contractor carries a Comprehensive General
Liability policy, the limits of liability shall not be less than a combined Single Limit for bodily injury, property damage and Personal Injury Liability of:
       (i)   $1,000,000 each occurrence; and
       (ii)  $2,000,000 aggregate.

    (b) If the Contractor carries a Commercial General Liability policy, the limits of liability shall not be less than:
       (i) $1,000,000 each occurrence (combined single limit for bodily injury and property damage);
       (ii)  $1,000,000 for Personal Injury  Liability;,
       (iii) $2,000,000 Aggregate for Products Completed
Operations; and
       (iv)  $2,000,000 General Aggregate

WSF and its officers and employees are to be named as additional insured under this coverage.

    29.2.3. The Contractor shall provide Automobile Liability Insurance. Such insurance shall cover all owned, hired and non-owned vehicles and provide coverage not less than that the Business Automobile Policy in limits not less $1,000,000 Combined Single Limit per accident bodily injury and property damage. WSF and its officers and employees are to be named as additional insured under this coverage.

    29.2.4. The Contractor shall provide and maintain, for all employees of the Contractor engaged in work under this Contract, Worker's Compensation Insurance as required by State law. The Contractor shall be responsible for Workers' Compensation Insurance for any Subcontractor who provides services under the Contract and shall provide evidence of United States Longshore and Harbor Workers' coverage and contingent coverage for Jones Act (Marine Employers Liability) in compliance with Federal Statutes.

    29.2.5. Subject to the provisions of 29.1.2 above, the Contractor may provide as a public liability alternative a standard form Owners and Contractors Protective Liability policy written by a company approved by WSF and authorized to do business in the State of Washington. This alternative is in lieu of the requirement above that WSF be added as an additional insured to coverages required therein.
 This policy must be written on an "occurrence" basis and the Government and State of Washington, Department of Transportation must be named as additional insured. The policy shall be written with minimum Limits of Liability of at least $1,000,000.00 per occurrence.

29.3. Upon written request from WSF at any time during the term of the Contract, the Contractor shall provide to WSF copies of the policies required under this Article within five (5) working days of the request. WSF will make no further payment to the Contractor until the Contractor has fully complied with this request. This remedy is not exclusive, and WSF may take such other action as is available to it under any other provision of the Contract, or otherwise in law. Coverage in the minimum amount set forth herein shall not be construed to relieve the Contractor from liability in excess of such coverage.

29.4. The cost to name WSF as being insured as required in this Article shall be reported to WSF on WSDOT Form 421-025, Public Liability and Property Damage Insurance Certification. This certification shall identify only the cost to provide insurance coverage for WSF in accordance with this Article and shall not include any cost for the Contractors portion of the insurance. The Contractor shall make every effort to identify the cost. However, in the event the cost is not identifiable, the Contractor will be permitted to report that fact in order to comply with these requirements. The certification shall be submitted to WSF as soon as the cost can be identified but not later than when the Contractor signs and returns the Final Contract Voucher Certification. This certification shall be subject to audit to ensure the costs are properly reported.

29.5. WSF will make no payments to the Contractor at any time when any portion of the insurance contemplated by this Article is not in effect. This remedy is not exclusive and WSF may take such other action as is available to it under any other provisions of the Contract, or otherwise in law.

29.6. Any tower hired by the Contractor shall carry tower's legal liability insurance in an amount of $15,000,000.00 to cover loss, damage and/or expense to WSF arising out of towage of the Vessel from the WSF's Eagle Harbor facility to the Shipyard. Any tower hired by the Contractor shall carry tower's legal liability insurance in an amount of $36,440,000.00 to cover loss, damage and/or expense to WSF arising out of towage of the Vessel from the Shipyard to the WSF's Eagle Harbor facility.

29.7. WSF maintains insurance coverage of $15,000,000.00 for the Vessel's hull and machinery. At WSF's option, this coverage may stay in effect while the Vessel is in the Shipyard. In the event of a loss which involves a claim under insurance policies, underwriters may reserve their rights of subrogation

29.8. The requirements in this Article shall not limit the Contractor's responsibilities under this Contract including, but not limited to, duties of liability and indemnity.

30. SANITATION, SECURITY AND GENERAL SERVICES

30.1. The Contractor shall provide employees with all accommodations and equipment required by cognizant Industrial Health, Safety, Labor, and other such agencies and organizations,
whether local, state, or federal.   Accommodations and equipment
shall be kept clean, neat, sanitary, and in proper working order and shall not cause any public nuisance.

30.2. During the period from the Delivery Date to Redelivery, the Vessel and immediate surrounding areas shall be kept in a neat, clean, and sanitary condition. Accumulated trash, refuse, garbage, dirt, and industrial waste shall be removed from the Vessel on a daily basis. Accumulated water or other liquids shall be removed from the Vessel on a daily basis unless their presence presents either a personnel safety hazard or an imminent threat to the safety of the Vessel in which case they shall be removed immediately upon discovery and disposed of by approved methods in accordance with currently applicable Regulations.

30.3. During the period from the Delivery Date until Redelivery, the Contractor shall:

       (a)  provide safety and security services for the entire
Vessel. Every reasonable precaution shall be taken to protect the Vessel from the hazards of fire, flooding, pilferage, malicious damage, and other events including cataclysmic phenomena of nature;

      (b) provide and maintain a safe moorage for the Vessel including piers, mooring lines, fenders, camels, and other such devices as required to ensure the safety and integrity of the Vessel;

      (c) provide covers which will minimize the entry of water or snow for all openings to the weather through which sea water, rain or snow might enter the Vessel during periods of inclement weather. The covering shall be affixed in such a manner as to preclude removal by the action of winds of velocities normally experienced in the Puget Sound (or other geographical location in which the work may be performed). During periods when temperatures may be expected to be below freezing precautions shall be exercised to protect all piping systems, machinery and equipment, and components of the Vessel, whether installed, onboard awaiting installation or removal, or stored ashore, from freezing. The Contractor shall be wholly responsible for any and all costs incurred to repair or replace piping systems, machinery or equipment, or components damaged by the failure to protect them from freezing;

      (d) provide and maintain comprehensive and effective fire prevention, fire and flooding detection, and fire fighting programs and systems sufficient to ensure the safety and integrity of the Vessel;

       (e) provide personnel trained in shipboard firefighting techniques and trained to cooperate with and assist local firefighting organizations;

       (f) provide sufficient shore fire lines to ensure an adequate supply of firefighting water at sufficient pressure, and maintain an adequate number of tested fire-hoses aboard the Vessel to effectively fight fires at any location in the Vessel;

      (g) provide and maintain portable fire extinguishers in sufficient quantity, and of the appropriate type, to combat locally contained fires of any class;

     (h) provide sufficient fire watches, including roving fires that may be inadvertently started by welding sparks or heat, electrical malfunction, or spontaneous combustion are detected, reported and promptly extinguished. A welder or burner may not act as his own fire watch;

     (i) wire or otherwise lock in the fully closed position, an valves connecting directly to the sea, except while in actual use, whenever the Vessel is waterborne. If piping has been removed from the inboard flange or other valve connection, the valve shall be provided with a blank cover. Valves shall be provided with a positive means of readily ascertaining that they are in fact fully closed or blanked;

     (j) provide around-the-clock, seven day a week on-board surveillance patrols in sufficient number to ensure the safety and watertight integrity of the Vessel. The patrol(s) shall maintain a log, either through key stations or logbook, of their activity and observations;

     (k) provide tank and bilge cleaning, and gas freeing services, as required to ensure that areas in which flammable, toxic or other hazardous gasses or vapors may be present are clean, gas free, and have a sufficient oxygen concentration prior to the entry of personnel or any heat or spark producing work is undertaken. No space which is suspected of having flammable, toxic, or other hazardous gasses or vapors remaining in flammable, explosive, or toxic quantities, or which has an oxygen deficient atmosphere shall be entered, or hot work undertaken therein, until the space has been certified, and an appropriate certificate posted, SAFE for MEN, or SAFE for FIRE. Certificates and initial certification shall be provided by a marine chemist currently certified by the National Fire Protection Association. The Contractor shall maintain the gas free condition throughout the period in which personnel may be required to work in the space(s) or hot work may be required as required by WAC 296-304-02009 (or pertinent local ordinances if they impose conditions more stringent than the WAC);
      (1) ensure that all special safety precautions or requirements imposed by the certifying marine chemist are implemented and maintained throughout the work period. Should the gas free or oxygen concentration condition of any space be in doubt the WSF Representative may require retesting and certification at no additional expense to WSF;
      (m) provide and maintain readily accessible or have available dewatering equipment of such quantity and capacity as to minimize damage to the Vessel and its equipment in the event of a worst case flooding. For the purpose of estimating required dewatering capacity worst case flooding may be defined as flooding occurring through the single largest installed hull valve located below the light-ship water line, that all watertight doors between foldable spaces are open and inoperable, and that bulkheads separating spaces adjacent to that in which the flooding is occurring have been breached below the light-ship water line by holes equal in cross-section to the hull penetration through which the flooding is occurring. Dewatering equipment of sufficient capacity to stop the continued rise in water level occurring in the worst case flooding scenario shall be located close enough to the Vessel so that it can be in full capacity operation within forty-five (45) minutes of the initial observation and subsequent reporting of the uncontrolled flooding; and

       (n) provide and maintain additional dewatering equipment and/or services of sufficient quantity and capacity as to begin to dewater spaces flooded in a worst case flooding at a location near enough to the work site so as to be able to respond to the emergency and begin dewatering within one hour of the requirement to provide such equipment.

30.4. Within ten (10) days after the date hereof and prior to commencing any on-board work, the Contractor shall provide the WSF Representative with copies of a comprehensive safety and security plan(s) which address each of the hazards discussed in the foregoing, which plan(s) shall be subject to approval of WSF and subject to the Contract Documents.

30.5. The Contractor shall provide protection from damage for all affected storerooms and their contents which may remain in the Vessel during the work. If the Contractor deems it necessary or prudent to protect equipment and outfit which are still aboard the Vessel upon delivery to the Contractor, it may be removed and stored at no additional expense to WSF. When special protection is no longer necessary, the Contractor shall reinstall the removed items in their proper location.

30.6. The Contractor shall erect at the site of construction, and maintain during construction, signs satisfactory to WSF identifying the project and indicating that WSF is participating in the development of the project.

31. OWNER FURNISHED EQUIPMENT

31.1. Certain equipment listed and described in the Specifications is OFE and will be furnished by WSF.

31.2. The Contractor, at its expense, shall load the OFE from a WSF warehouse or storage facility located in the greater metropolitan Seattle area and transport it to the Shipyard for storage, safekeeping, and/or installation. Propulsion control equipment provided by Ross Hill Controls will be delivered to the Shipyard by Ross Hill Controls on or before the date requested by the Contractor, but no sooner than sixty (60) days following the date hereof The Contractor shall inventory and inspect the OFE and immediately report to WSF, in writing, any shortages or damage. The Contractor shall care for the OFE at the higher level of manufacturers instructions or as if it were the Contractor's and in lockable, properly environmentally and temperature controlled, and dry warehouse.

31.3. WSF will provide the services of technical representatives for the OFE to the extent described in the Specifications to advise and assist the Contractor. Should the Contractor desire additional technical support the Contractor shall arrange for the services directly with the individual vendor and shall bear all additional costs.

31.4. If an OFE vendor's field representative must perform work beyond that required by WSF's original purchase specification, or if WSF finished service period is extended because of the Contractors lack of preparation, schedule slippage, or negligence, WSF will charge the Contractor the amount billed for the extra time and expenses. The OFE vendor's representation has been purchased by WSF on a normal daytime, weekday work schedule. Should the Contractor require the services of the vendor's representative outside the normal schedule, it shall be solely responsible for any and all premium compensation that may be incurred.

31.5. The Contractor shall provide all electrical power, water service, lubrication, lighting, and ventilation and any other services required for installation of OFE. The Contractor shall be responsible for proper installation of OFE and for assuring it is in good working order upon Redelivery.

32. DANGEROUS MATERIALS

32.1. The Contractor acknowledges that although the Vessel has been representatively surveyed for Asbestos Containing Material ("ACM") and Lead Containing Paint ("LCP"), the results of which are contained in the, surveys, such surveys are not all inclusive and they should not be considered more than advisory in nature. The Contractor warrants that it has taken into account the age of the Vessel and the materials that were in common and accepted use by the maritime industry at the time the Vessel was constructed and previously renovated and during the time period it has been in service.

32.2.  The Contractor acknowledges that Polychlorinated Biphenyls
("PCB's") are likely to be encountered in certain felt gasket materials used in the marine ventilation systems, certain fluorescent fixture ballasts and/or in some capacitors on the Vessel.

32.3. Whether or not any toxic or hazardous materials (including, but not limited to, ACM LCP and PCB'S) are identified in the Contract Documents, Drawings or otherwise, the Contractor shall be wholly responsible for complying with, and enforcing, all Regulations pertaining to the removal of ACM LCP, PCB's and other toxic or hazardous materials whenever and wherever encountered in the performance of the Contract Work. Any such work, including any such work which may arise during performance of Change Order Work or Indefinite Quantity Work, is part of the Contract Work and is covered by the Initial Price.

32.4. The Contractor shall be wholly responsible for all arrangements and expense associated with the removal and disposal of waste material and debris, including ACM LCP, PCB's and other toxic or hazardous materials found on board. The Contractor shall protect and indemnity WSF from any and all damages associated with or arising therefrom.

32.5. All replacement material shall be with non-ACM substitutes which meet current criteria for safety and fire protection. Only non-lead bearing paints shall be applied to the Vessel.
Materials and components which contain PCB's shall not be introduced into the Vessel.

32.6. The Contractor shall promptly provide all information or documentation pertaining to the removal or disposal of ACM LCP, PCB's or other toxic or hazardous waste reasonably requested by WSF. Should the Contractor fail to provide such information or documentation or provide erroneous information or documentation, WSF, in addition to any other rights it might have, shall have the right to suspend all Contract Work until such time as the deficiencies have been rectified.

33. NO WAIVER OF LEGAL RIGHTS

WSF shall not be precluded or estopped by any measurement, estimate, approval or certificate made either before or after the completion of Contract Work and payment therefor from showing the true amount and character of work performed and materials furnished by the Contractor, or from showing that any such measurement, estimate, approval or certificate is untrue or incorrectly made, or that the work or materials do not conform in fact to the Contract Documents, and said measurement, estimate, approval or certificate shall not constitute prima facie evidence of proper performance of the Contract Work. WSF shall not be precluded or estopped, notwithstanding any such measurement, estimate, approval or certificate or any payment in accordance therewith, from recovering from the Contractor and its Sureties such damages as it may sustain by reason of the Contractor's failure to comply with the terms of the Contract Documents.

34. ANTITRUST BREACH

The Contractor and WSF recognize that the impact of overcharges to WSF by the Contractor resulting from antitrust law violations by the Contractor's suppliers and Subcontractors adversely affects WSF rather than the Contractor. Therefore, the Contractor agrees to assign to WSF any and all claims for such overcharges.

35.  ASSIGNMENT

35.1. The Contractor shall not assign all or any part of this Contract or the Contract Work unless WSF, in its sole discretion, approves such assignment in writing.

35.2. The Contractor may assign moneys due or to become due under the Contract. Such assignment will be recognized by WSF, if given written notice thereof, to the extent permitted by law; but any assignment of moneys shall be subject to all offsets, withholding, and deductions provided for by law and under the Contract.

36.  COMPUTATION OF TIME

All periods of time set forth in this Contract shall be computed by including Saturdays, Sundays and holidays.

37.  PERSONAL LIABILITY OF PUBLIC OFFICIALS

No member of the Commission or officer or employee of the State, WSF, or Government including, but not limited to, the Secretary, the Assistant Secretary and the members of the Department shall be personally liable for any acts or failure to act in connection with the Contract, it being understood that in such matters they are acting solely as agents of the Government and the State.

38.  NO THIRD PARTY BENEFICIARIES

Each party's promises, obligations and duties under this Contract are for the benefit of the other party only and not for the benefit of any person or entity not a signatory to this Contract, provided only that the State is a third party beneficiary of all direct and indirect promises obligations, and duties of the Contractor to WSF and may enforce such promises directly in accordance with applicable law.

39.  TITLE

All material and equipment purchased to perform Contract Work shall become the property of WSF at installation upon the Vessel or upon payment by WSF if sooner, that the Contractor shall bear the risk of loss for all such material and equipment until Redelivery. WSF shall have title thereto free and clear of any lien and/or encumbrances. The Contractor shall promptly pay all indebtedness for labor, materials, tools, equipment and any other items used by the Contractor in the performance of the Contract Work. Before release of the Retainage, the Contractor shall deliver to WSF a Warranty of Freedom from Liens for such indebtedness with an affidavit in the form of Exhibit 3 hereto to show that all bills for labor, materials, tools, equipment, etc., incurred for the Contract work have been paid. The Contractor shall not permit any lien, unpaid obligation or charge to disrupt the schedule of Contract Work on the Vessel. If any lien, unpaid obligation or charge results in an in rem or any other action against WSF, the Contractor shall take all such steps as are necessary to avoid a delay in Redelivery and shall hold WSF harmless from all losses, costs, damages or expenses incidental thereto.

40. NO ARRESTS OR ATTACHMENTS

40.1. The parties agree that no hen or other in rem proceeding may attach to or otherwise affect title to the Vessel or any other vessel or property owned by WSF in connection with any dispute or claim arising under or in connection with this Contract. To the extent any such fights survive this Contract, the Contractor does waive to the fullest extent permitted by law any in rem fights, lien fights or other fights it has or may have under this Contract, under the law, or otherwise, against the Vessel or any other vessel owned or operated by WSF, including but not limited to all maritime lien fights and shall not arrest or attach to the Vessel or any other vessel or property owned or operated by WSF in connection with any dispute or claim arising under or in connection with this Contract.

40.2. The Contractor shall be responsible for making certain that equivalent restrictions on the enforcement of lien and in rem fights are included in all of its contract Subcontractors and suppliers of materials or services.

41.  NO WAIVER OF IMMUNITY

The provisions of this Contract, including but not limited to Articles 39 and 40, do not and are not intended to in any manner waive or limit WSFs and the State's fight sovereign immunity or any statutory prohibition against asserting liens or encumbrances against the property of WSF and the State

42. NOTICES

Unless WSF or the Contractor notifies the other in writing of a change of address or of the representative, in which event any notice shall be mailed, telegraphed, facsimiled or delivered to the changed address, any notice under this Contract shall be in writing or facsimile addressed to the following representatives:

For WSF:
Carl N. Shipley, Project Engineer
Washington State Ferries
Coleman Building, Third Floor
811 First Avenue
Seattle, Washington 98104
Telephone (206) 464-6864
Facsimile (206) 587-4801

For Contractor:
Tom Moynihan, Project Manager
Todd Pacific Shipyards Corporation
1801-16th Avenue SW
P.O. Box 3806
Seattle, Washington 98124
Telephone (206) 623-1635
Facsimile (206) 621-8491

The Contract shall be deemed executed in the State of Washington and the laws of the State of Washington shall Govern the interpretation and application of its provisions. All claims or causes of action under this Contract shall be brought only in the Superior Court of Thurston County, Washington. The Contractor waives, to the fullest extent permitted by law, any right to challenge jurisdiction, venue or to claim that said court is an inconvenient forum.

43. JOINT PROVISIONS

All prior understandings and agreements heretofore entered into between WSF and the Contractor whether written or oral are superseded by and merged in this Contract which alone fully and completely expresses the agreement between WSF and the Contractor, and this Contract may not be changed orally, nor may it be modified or varied in any manner, except in a writing signed by both parties or as specified in Articles 12 and 13. The failure of any party to insist upon strict compliance shall not constitute a waiver or the abrogation of such provision, nor shall it constitute a waiver of compliance or performance in any other instance. No course of dealing between the parties shall operate as a waiver by either party, and no delay on the part of either party in the exercise of any right hereunder, shall operate as a waiver of any right of such party. In the event any provision of this Contract or any amendment thereto is found to be invalid, illegal or unenforceable, it shall be deemed severed from the Contract, which shall then be construed and enforced as though such illegal, invalid or unenforceable provision has never been a part thereof. All Article headings are for identification purposes only.

IN WITNESS WHEREOF, the parties hereto have entered into this Contract by their duly authorized representatives, as of the day and year first written above.


WASHINGTON STATE DEPARTMENT OF TRANSPORTATION
MARINE DIVISION, WASHINGTON STATE FERRIES

BY:     _______________________________________________
        Michael T. McCarthy
TITLE:  Acting Assistant Secretary for Marine Transportation


TODD PACIFIC SHIPYARDS CORPORATION

BY:     _______________________________________________
        Hans K. Schaefer
TITLE:  President


APPROVED AS TO FORM FOR WSDOT:

BY:     _______________________________________________
        Assistant Attorney General

DATE:   _______________________________________________